UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)
N/A

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NEUROBIOLOGICAL TECHNOLOGIES, INC.
2000 Powell Street, Suite 800
Emeryville, CA 94608
(510) 595-6000

October [  ], 2009

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Neurobiological Technologies, Inc. (the “Company’’). The meeting will be held at the Grand Hyatt San Francisco, 345 Stockton Street, San Francisco, California 94108 on Friday, November 6, 2009 at 12:00 p.m., local time.

The matters to be considered at the meeting are described in detail in the attached proxy statement. Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. Regardless of whether you plan to attend the meeting, I urge you to submit your proxy as soon as possible. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person, and may save the Company from incurring additional proxy solicitation costs.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

(SIGNATURE TO COME)

William A. Fletcher
Acting Chief Executive Officer

NEUROBIOLOGICAL TECHNOLOGIES, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held Friday, November 6, 2009

We will hold our special meeting of Stockholders (the “Special Meeting”) at the Grand Hyatt San Francisco, 345 Stockton Street, San Francisco, California 94108 on Friday, November 6, 2009, at 12:00 p.m. local time for the following purposes:

1. To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Complete Liquidation and Dissolution, in substantially the form attached to the accompanying proxy statement as Appendix A.

2. To consider and vote upon a proposal to amend the Certificate of Incorporation to authorize the redemption of the Series A Preferred Stock, in the form attached to the accompanying proxy statement as Appendix B.

3. To consider and vote upon a proposal to adjourn the Special Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of the foregoing proposals if there are not sufficient votes at the Special Meeting to approve those proposals.

4. To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on September 15, 2009 will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

We cordially invite each of our stockholders to attend and vote at the Special Meeting in person. However, to assure your representation at the Special Meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. This will not limit your right to attend or vote at the Special Meeting.

By Order of the Board of Directors,

Stephen C. Ferruolo
Secretary

Emeryville, California
October [  ], 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A MAJORITY IN VOTING POWER OF THE OUTSTANDING SHARES MUST BE REPRESENTED AT THE SPECIAL MEETING, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU SEND IN YOUR PROXY.

NEUROBIOLOGICAL TECHNOLOGIES, INC.
2000 Powell Street, Suite 800
Emeryville, CA 94608
(510) 595-6000

PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS
November 6, 2009, 12:00 p.m., local time

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Neurobiological Technologies, Inc. (the “Company”) for use at the Company’s Special Meeting of Stockholders (the “Special Meeting”), to be held on Friday, November 6, 2009, at 12:00 p.m., local time. The Special Meeting will be held at the Grand Hyatt San Francisco, 345 Stockton Street, San Francisco, California 94108. This proxy statement and the accompanying form of proxy will be mailed to our stockholders on or about October [  ], 2009.

Only stockholders of record at the close of business on September 15, 2009 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. At the close of business on the record date, 26,929,805 shares of common stock, par value $0.001 per share (the “Common Stock”), were issued and outstanding, held by approximately 200 holders of record and 494,000 shares of Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock,” and, together with the Common Stock, the “Capital Stock”), were issued and outstanding, held by 11 holders of record. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Special Meeting, and each share of Preferred Stock is entitled to one-seventh of one vote on each matter to be voted upon at the Special Meeting. Shares cannot be voted at the Special Meeting unless the holder thereof is present or represented by proxy. The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of Capital Stock on the record date will constitute a quorum for the transaction of business at the Special Meeting and any adjournment or postponement thereof.

We will provide copies of this proxy statement, notice of Special Meeting and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may solicit proxies by telephone, facsimile, or personal solicitation. We will not pay additional compensation for any of these services. In addition, we may retain a proxy solicitation firm or other third party to assist us in collecting or soliciting proxies from our stockholders. We expect that the costs of these services, exclusive of out-of-pocket costs, will not exceed $10,000.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING. TO ENSURE YOUR SHARES ARE VOTED, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand fully the legal requirements for the voluntary dissolution of Neurobiological Technologies, Inc. under Delaware law and the Special Meeting and for a more complete description of the terms of the Plan of Dissolution, you should carefully read this entire proxy statement and the documents delivered with and incorporated by reference into this proxy statement. See “Incorporation by Reference.” As used in this proxy statement, unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” and “NTI” refer to Neurobiological Technologies, Inc., a Delaware corporation.

The Company

We are a biopharmaceutical company historically focused on developing investigational drugs for central nervous system conditions.

In January 2009, we terminated development of our most advanced product candidate, Viprinextm, which was studied in Phase 3 clinical trials as a potential new drug to treat acute ischemic stroke. The decision to terminate development of Viprinex followed an interim analysis of the Phase 3 clinical trials, which indicated that the drug did not meet pre-established efficacy criteria.

In January and March 2009, we also notified the Buck Institute of Age Research (the “Buck Institute”) that we did not intend to extend the funding of our early-stage research programs in Huntington’s disease and Alzheimer’s disease, respectively. In June 2009, we entered into an agreement to terminate our collaboration and license agreements with the Buck Institute.

In June 2009, we entered into an agreement with affiliates of Celtic Pharma (“Celtic Pharma”) pursuant to which, among other things, our obligation to provide services to Celtic Pharma relating to the clinical development of XERECEPT, which previously extended to November 2011, was terminated as of June 30, 2009. We retained our rights to receive payments if XERECEPT, a phase 3 investigational drug for brain edema associated with cerebral tumors, is successfully developed and commercialized by Celtic Pharma or sold to a third party.

In August 2009, we entered into an agreement to terminate our license and cooperation agreement with Merz Pharmaceuticals GmbH and Children’s Medical Center Corporation, effective as of July 31, 2009.

Our principal executive office is located at 2000 Powell Street, Suite 800, Emeryville, California 94608, and our telephone number at our principal executive office is (510) 595-6000. You can find more information about us in the documents that are delivered with this proxy statement.

THE SPECIAL MEETING OF STOCKHOLDERS

General

The Special Meeting of stockholders will take place on November 6, 2009, at 12:00 p.m., local time, at the Grand Hyatt San Francisco, 345 Stockton Street, San Francisco, California 94108.

Proposals

At the Special Meeting, our stockholders will consider and vote upon:

1. A proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”), in substantially the form attached to this proxy statement as Appendix A;

2. A proposal to approve the amendment of the Certificate of Incorporation (the “Charter”) to authorize the Company’s redemption of the Preferred Stock, in the form attached to this proxy statement as Appendix B; and

3. To consider and vote upon a proposal to adjourn the Special Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of the foregoing proposals if there are not sufficient votes at the Special Meeting to approve those proposals.

Record Date and Voting Securities

Only holders of record of our Capital Stock as of the close of business on September 15, 2009 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record on the Record Date and each holder of Preferred Stock is entitled to one-seventh of one vote for each share of Preferred Stock held of record on the Record Date.

Quorum and Required Votes

Under Delaware law, a quorum consisting of a majority in voting power of the outstanding shares entitled to vote must be represented in person or by proxy for the transaction of business at the Special Meeting. The approval of the dissolution of the Company pursuant to the Plan of Dissolution requires the affirmative vote of a majority in voting power of the outstanding shares of our Capital Stock as of the Record Date. The approval of the amendment of the Charter also requires the affirmative vote of a majority in voting power of the outstanding shares of our Capital Stock as of the Record Date, as well as the affirmative vote of a majority of the outstanding shares of our Preferred Stock as of the Record Date, voting as a separate class. The approval of any adjournment of the Special Meeting requires the approval of a majority in voting power of the outstanding shares of our Capital Stock present at the Special Meeting and entitled to vote on the adjournment.

Voting by, and Revocation of, Proxy

Our Board has selected William A. Fletcher and Matthew M. Loar to serve as proxies at the Special Meeting. The shares of Capital Stock represented by each executed and returned proxy will be voted in accordance with the directions indicated on the proxy. If you sign your proxy card without giving specific instructions, the Company will vote your shares “FOR” the proposals being made at the Special Meeting. The proxy also confers discretionary authority to vote the shares authorized to be voted thereby on any matter that properly may be presented for action at the Special Meeting. We know of no other business to be presented at the Special Meeting.

You can cause your shares to be voted by signing, dating and mailing your proxy card in the postage prepaid envelope provided, whether or not you plan to attend the Special Meeting in person.

Any proxy given may be revoked by the person giving it at any time before it is voted at the Special Meeting. Proxies may be revoked by signing and delivering a new proxy bearing a later date to the Company, by delivering a written notice of revocation to the Company bearing a later date than the date of your proxy card, or by attending the Special Meeting and voting in person. However, your attendance at the Special Meeting will not, by itself, revoke your proxy.

Risks Related to the Plan of Dissolution (See page 21)

Risks associated with the Plan of Dissolution include the following:

•	the amount we distribute to our stockholders pursuant to the Plan of Dissolution may be substantially less than the amount we currently estimate if the amounts of our liabilities, other obligations and expenses and claims against us are higher than we currently anticipate;

•	we may continue to incur the expenses of complying with public company reporting requirements, which may be economically burdensome;

•	other than the redemption of the Preferred Stock (assuming amendment of the Charter is approved) and payment of the extraordinary dividend to holders of our Common Stock, liquidating distributions to our common stockholders will be delayed until conclusion of the Elective Dissolution Process (as described on pages 30-31);

•	if the amount of our contingency reserve is insufficient to satisfy the aggregate amount of our liabilities and other obligations, each stockholder may be liable to our creditors for the amount of liquidating distributions received by such stockholder under the Plan of Dissolution, which could also have adverse tax consequences;

•	holders of Common Stock may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us;

•	recordation of transfers of our Capital Stock on our stock transfer books will be restricted as of the effective date of a certificate of dissolution (the “Effective Date”) to be filed with the Secretary of State of Delaware (the “Secretary of State”) after stockholder approval of the dissolution of the Company pursuant to the Plan of Dissolution (the “Effective Date”), which the Board currently anticipates will occur on or about November [ ], 2009, and thereafter it generally will not be possible for stockholders to change record ownership of our Capital Stock;

•	further stockholder approval may not be required in connection with the implementation of the Plan of Dissolution;

•	prior to the Effective Date, our Board may abandon implementation of the Plan of Dissolution even if dissolution of the Company pursuant to the Plan of Dissolution is approved by our stockholders; and

•	if our stockholders do not approve the dissolution of the Company pursuant to the Plan of Dissolution, our cash resources may decrease as we determine which strategy to pursue going forward.

If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Dissolution, our Board will explore what, if any, alternatives are available for the future of the Company, particularly given that we have terminated substantially all of our employees and have been actively pursuing the process of reducing expenses and terminating contractual relationships. There is currently little active business left to operate and rehiring employees and retaining or rebuilding our management team may not be possible, or would take several months at a cost that we are unable to estimate.

Possible alternatives include selling all of our stock, continuing our efforts to identify a buyer for the Company or our assets or a strategic partner, or seeking voluntary dissolution at a later time potentially with diminished assets. At this time, our Board has considered these and other options and has determined that it is in the best interests of our stockholders to dissolve the Company, liquidate our remaining assets and return the cash to our stockholders. The Board, however, retains the right to consider other alternatives should a more attractive offer arise before or after stockholder approval of the dissolution of the Company pursuant to the Plan of Dissolution. If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Dissolution, it is possible that our cash resources will decrease and we would face difficulties with respect to our business and future operations as described in this proxy statement. These risks could materially and adversely affect our business, financial condition or operating results and the value of our Capital Stock, and you may lose all or part of your investment.

You should carefully consider the risk factors beginning on page 21 of this proxy statement in evaluating whether to approve the dissolution of the Company pursuant to the Plan of Dissolution. These risk factors should be considered along with the other information included in this proxy statement and the documents delivered with and incorporated by reference into this proxy statement, including any forward-looking statements made in this proxy statement and such documents.

PROPOSAL 1: APPROVAL OF DISSOLUTION OF THE COMPANY PURSUANT
TO THE PLAN OF DISSOLUTION

General (See page 26)

At the Special Meeting, the stockholders of the Company will be asked to approve the voluntary dissolution and liquidation of NTI pursuant to the Plan of Dissolution. Our Board approved the Plan of Dissolution, subject to stockholder approval, on August 27, 2009. Delaware law provides that a corporation may dissolve upon the recommendation of the board of directors of the corporation, followed by the approval of its stockholders. If the dissolution of the Company pursuant to the Plan of Dissolution is approved by the requisite vote of our stockholders at the Special Meeting and any adjournments or postponements of the Special Meeting, we intend to redeem all outstanding shares of Preferred Stock (contingent upon approval of the amendment of the Charter) as soon as reasonably practicable after the Special Meeting, pay an extraordinary dividend to all holders of Common Stock as soon as reasonably practicable after the Special Meeting and file a certificate of dissolution with the Secretary of State as soon as reasonably practicable thereafter. The Effective Date will be the date on which the certificate of dissolution is filed. We intend to make a public announcement in advance of the anticipated Effective Date. The effect of the dissolution will be that our corporate existence will continue for a minimum of three years, but we will not be permitted to carry on any business except that appropriate to wind up and liquidate our business and affairs.

The Plan of Dissolution provides for the voluntary dissolution, liquidation and winding up of NTI. If the dissolution of the Company pursuant to the Plan of Dissolution is approved by our stockholders and implemented by us, we will, after the Effective Date, commence the Elective Dissolution Process, which involves providing notice of our dissolution to potential claimants, paying or making reasonable provision to pay all claims and obligations, making such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party, distributing on a pro rata basis to our stockholders our remaining assets, and, subject to statutory limitations, taking all other actions necessary to wind up and liquidate the Company’s business and affairs.

Reasons for Dissolution and Liquidation (See page 28)

Our Board believes that the voluntary dissolution and liquidation of NTI is fair and in our best interests and the best interests of all our stockholders. Our Board, in making its determination, considered, in addition to other pertinent factors, the facts that: we have little on-going business operations, we have paid or made provision to pay all amounts owed to known creditors and that, after accounting for such payments, there remains a substantial sum available for distribution to our stockholders and that several of our major stockholders have expressed the view that they prefer that the assets of the Company be liquidated and the proceeds be distributed to the stockholders. Our Board also considered the fact that we explored strategic alternatives, including undertaking extensive efforts, with the assistance of RBC Capital Markets Corporation (“RBC”), to identify a merger, reverse merger, stock or asset sale, strategic partnership or other business combination transaction that would likely provide greater value to our stockholders than they would receive in a liquidation, which did not result in the identification of any transactions that, in our Board’s determination, met this objective.

Our Board has concluded that completing the Elective Dissolution Process under Delaware law is the preferred strategy among the alternatives available to the Company, is fair and in the best interests of the Company and our stockholders and has adopted the Plan of Dissolution and recommends that our stockholders approve the dissolution of the Company pursuant to the Plan of Dissolution.

Dissolution and Liquidation (See page 31)

If the dissolution of the Company pursuant to the Plan of Dissolution is approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as our Board, in its discretion and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:

•	the redemption of all outstanding shares of Preferred Stock for $0.50 per share (contingent upon approval of the amendment of the Charter) as soon as reasonably practicable after the Special Meeting;

•	the payment of an extraordinary dividend of approximately $18 million to $20 million in the aggregate, or $0.65 to $0.75 per share, to all holders of record of Common Stock as soon as reasonably practicable after the Special Meeting;

•	the filing of a certificate of dissolution with the Secretary of State;

•	the commencement of the Elective Dissolution Process;

•	the cessation of all of our business activities except for those relating to winding up and liquidating our business and affairs, including, but not limited to, prosecuting and defending suits by or against us, discharging or making provision for discharging our liabilities, withdrawing from all jurisdictions in which the Company is qualified to do business and distributing our remaining property among our stockholders according to their interests;

•	the payment of or the making of reasonable provision for the payment of all claims and obligations known to us, and the making of such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, including, without limitation, the establishment and setting aside of a reasonable amount of cash and/or property to satisfy such claims and obligations;

•	the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees, for the benefit of our stockholders under a liquidating trust, of our remaining assets after payment or provision for payment of our claims and obligations; and

•	the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Authority of Directors (See page 32)

The approval of the dissolution of the Company pursuant to the Plan of Dissolution by our stockholders also will authorize, without further stockholder action, our Board to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that our Board deems necessary, appropriate or desirable, in the absolute discretion of the Board, to implement the Plan of Dissolution and the transactions contemplated thereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Liquidating Trust (See page 32)

If deemed necessary, appropriate or desirable by our Board, in furtherance of the liquidation and distribution of our assets to stockholders in accordance with our Plan of Dissolution, we may, at any time, transfer to one or more liquidating trustees, for the benefit of our stockholders under a liquidating trust, any or all of our assets, including any cash intended for distribution to creditors and stockholders not disposed of at the time of dissolution of the Company. Any trustee so appointed shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in its capacity as trustee, shall assume all of our claims and obligations, including any unsatisfied claims and unknown or contingent liabilities.

Amendment, Modification or Abandonment of Plan of Dissolution (See page 33)

If for any reason our Board determines that such action would be in the best interest of the Company, before or after stockholder approval thereof, our Board may, in its sole discretion and without requiring further stockholder approval, abandon the Plan of Dissolution prior to the Effective Date and all action contemplated thereunder, to the extent permitted by the DGCL. Our Board may not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder approval under the DGCL and federal securities laws without complying with such requirements. The Plan of Dissolution would be void upon the effective date of any such abandonment.

Cancellation of Capital Stock (See page 34)

The liquidating distributions to stockholders pursuant to the Plan of Dissolution shall be in complete redemption and cancellation of all of the outstanding shares of our Capital Stock. As a condition to receipt of the liquidating distribution, our Board or any trustees may require our stockholders to surrender to us their certificates evidencing their shares of Capital Stock or to furnish us with evidence satisfactory to our Board or any trustees of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to our Board or any trustees.

Estimated Liquidating Distributions (See page 34)

Although we are not able to predict with certainty the precise nature, amount or timing of any liquidating distributions pursuant to the Plan of Dissolution, we presently expect to make a liquidating distribution as soon as reasonably practicable following the conclusion of the Elective Dissolution Process. We currently estimate that the amount ultimately distributed will be between $0.10 and $0.41 per share of Common Stock, excluding the $0.50 per share of Preferred Stock we intend to pay to redeem all outstanding shares of Preferred Stock (assuming the stockholders approve the amendment of the Charter) and the $0.65 to $0.75 per share of Common Stock we intend to pay as an extraordinary dividend as soon as reasonably practicable after the Special Meeting. In addition, the low estimate of $0.10 per share of Common Stock assumes we pay an extraordinary dividend of $0.75 per share of Common Stock and the high estimate of $0.41 per share of Common Stock assumes we pay an extraordinary dividend of $0.65 per share of Common Stock. This estimate also assumes (i) we will have liquidated our ARS before the conclusion of the Elective Dissolution Process and (ii) we do not receive any payments upon the sale or development and commercialization of XERECEPT pursuant to our agreement with Celtic Pharma.

We are not able to predict with certainty the precise nature, amount or timing of any distributions, primarily due to our inability to predict when we will be able to liquidate our auction rate securities (“ARS”) and the amounts we will receive on such liquidation, the amount and timing of any payments from Celtic Pharma, the amount of our remaining liabilities or the amount that we will expend during the course of the liquidation. While our Board intends to pay an extraordinary dividend as soon as reasonably practicable after the Special Meeting, our Board has not established a firm timetable for any other distributions to our stockholders. Subject to contingencies inherent in winding up our business, our Board intends to authorize any distributions as promptly as reasonably practicable in our best interests and the best interests of our stockholders. Our Board, in its discretion, will determine the nature, amount and timing of these distributions.

Due to the uncertainty relating to the sale or development and commercialization of XERECEPT by Celtic Pharma, we have not provided any estimate of the proceeds of any payments we might be entitled to under our agreement with Celtic Pharma. If we were to receive a substantial amount of money under our agreement with Celtic Pharma, that money could significantly affect the estimates that we have provided. We can provide no assurance, however, that XERECEPT will ever be approved, marketed or sold or that we will receive any payments from Celtic Pharma related to XERECEPT. Several of the other factors influencing the amount of cash that will be distributed to our stockholders as a liquidating distribution cannot be currently quantified with certainty and are subject to change. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Dissolution when you vote on the proposal to approve the dissolution of the Company pursuant to the Plan of Dissolution. You may receive substantially less than the amount we currently estimate.

Conduct of the Company Following Dissolution (See page 37)

After the Effective Date, our corporate existence will continue for a minimum of three years but we may not carry on any business except that appropriate to wind up and liquidate our business and affairs, including, without limitation, collecting and disposing of our assets, satisfying or making reasonable provision for the satisfaction of our liabilities and, subject to legal requirements, distributing our remaining property among our stockholders.

Contingency Reserve (See page 37)

Under the DGCL, we are required, in connection with our dissolution, to satisfy or make reasonable provision for the satisfaction of all claims and liabilities. Following the Effective Date, we will begin the Elective Dissolution Process. This process consists of the following steps:

•	After the certificate of dissolution has been filed with the Secretary of State, we will give notice of the dissolution to all persons known to have a claim against us and publish such notice. If we receive claims after providing notice to potential claimants, we may reject, in whole or in part, any such claim;

•	We shall also give notice of our dissolution to persons with contractual claims contingent upon the occurrence or non-occurrence of future events or otherwise conditional claims and then offer security as we deem sufficient to any such claimant who notifies us of any such contingent claim;

•	We will then petition the Delaware Court of Chancery to: (i) determine the amount and form of security that will be reasonably likely sufficient to provide for any claim against us, which is the subject of a pending suit to which we are a party; (ii) determine the amount and form of security that will be sufficient to provide compensation to any claimant who has rejected our offer for security as discussed above; and (iii) determine the amount and form of security that will be reasonably likely sufficient to provide compensation for claims that have not been made known to us or that have not arisen, but that, based on facts known to us, are likely to arise or become known within five years after the date of dissolution (or longer, but no more than 10 years, in the discretion of the Delaware Court of Chancery); and

•	Once we have completed these steps, we shall: (i) pay the claims made and not rejected (as discussed above); (ii) post the security offered and not rejected (as discussed above); (iii) post any security ordered by the Court of Chancery (as discussed above); and (iv) pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined by us to be due to a claimant.

We also may seek to acquire insurance coverage and take other steps our Board determines are reasonably calculated to provide for the satisfaction of the reasonably estimated amount of any such liabilities. We are currently unable to provide a precise estimate of the amount of the contingency reserve or the cost of insurance or other steps we may undertake to make provision for the satisfaction of liabilities and claims, but any such amount will be deducted before the determination of amounts available for distribution to stockholders. From time to time, after completion of the Elective Dissolution Process, we may distribute to our stockholders on a pro rata basis any portions of the contingency reserve that our Board deems no longer to be required.

Potential Liability of Stockholders (See page 37)

Under the DGCL, if the amount of the contingency reserve and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each stockholder could be held liable for amounts due to creditors up to the amounts distributed to such stockholder under the Plan of Dissolution.

Reporting Requirements (See page 38)

Whether or not the dissolution of the Company pursuant to the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) even though compliance with such reporting requirements may be economically burdensome and of minimal value to our stockholders. If the dissolution of the Company pursuant to the Plan of Dissolution is approved by our stockholders, in order to curtail expenses, we intend, on or about the Effective Date, to seek relief from the Securities and Exchange Commission (the “SEC”) to suspend our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our Common Stock. We anticipate that, if granted such relief, we would continue to file current reports on Form 8-K to disclose material events relating to our dissolution and liquidation along with any other reports that the SEC might require. However, the SEC may not grant us the requested relief.

Closing of Transfer Books (See page 38)

Our Board will direct that our stock transfer books be closed and recording of transfers of Capital Stock be discontinued as of the Effective Date. The Board currently expects that the Effective Date will occur on or about November [  ], 2009. Thereafter, certificates representing shares of our Capital Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates, other than replacement certificates.

Cessation of Trading of Common Stock (See page 38)

At the time we file this definitive proxy statement, we anticipate that we will request that, subject to obtaining stockholder approval of the dissolution of the Company pursuant to the Plan of Dissolution, our Common Stock be delisted from the NASDAQ Capital Market at the close of business on the Effective Date and that trading will be suspended on the Effective Date or as soon thereafter as is reasonably practicable. As noted above, we also currently expect to close our stock transfer books and withdraw our CUSIP number on or around the Effective Date and to discontinue recording transfers and issuing stock certificates (other than replacement certificates) at that time. Accordingly, it is expected that trading in our shares of Common Stock will cease after the Effective Date.

Treatment of Options (See page 39)

If the stockholders approve the dissolution of the Company pursuant to the Plan of Dissolution, all outstanding unvested options to purchase shares of the Company’s Common Stock shall fully vest. Options outstanding and unexercised as of the Effective Date will be terminated.

Redemption of Preferred Stock and Payment of Extraordinary Dividend (See page 39)

The Company expects that it will redeem all outstanding shares of Preferred Stock at $0.50 per share (assuming the stockholders approve the amendment of the Charter) and pay an extraordinary dividend to all holders of Common Stock in the amount of approximately $18 million to $20 million in the aggregate, or $0.65 to $0.75 per share, based on the number of shares of Common Stock outstanding as of the record date for the Special Meeting.

Absence of Appraisal Rights (See page 39)

Under the DGCL, holders of shares of our Capital Stock are not entitled to assert appraisal rights with respect to the Plan of Dissolution.

Regulatory Approvals (See page 39)

We are not aware of any U.S. federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the dissolution of the Company pursuant to the Plan of Dissolution, except for compliance with applicable SEC regulations in connection with this proxy statement and compliance with the DGCL. Additionally, our dissolution requires that we have paid or provided for all taxes and penalties, if any, of the Company.

Interests of Management in the Dissolution of the Company (See page 39)

Our directors and current executive officers have vested and exercisable options to purchase an aggregate of 361,471 shares of our Common Stock, 90,000 of which have exercise prices below $0.82 per share, which was the closing sales price of our Common Stock on the NASDAQ Capital Market on August 31, 2009. Pursuant to the terms of the plans under which the options were granted, if the Company adopts a plan of dissolution, the Board may, in its discretion, cause the options to be fully vested and exercisable (although not after the expiration date of the options) before the dissolution is completed (but contingent upon its completion). The Board intends to accelerate the vesting of all options so that the options become exercisable upon the approval of the dissolution of the Company pursuant to the Plan of Dissolution. Options not exercised before the Effective Date will be terminated. See “Security Ownership of Certain Beneficial Owners and Management” for information on the number of shares and options held by our directors and executive officers.

Abraham E. Cohen, Chairman of the Board, will continue to receive $10,000 per quarter, F. Van Kasper, Chairman of the Audit Committee will continue to receive $8,750 per quarter and each other member of our Board (Theodore L. Eliot, Jr., William A. Fletcher, Abraham D. Sofaer and John B. Stuppin) will continue to receive $7,500 each quarter until the Effective Date for their services as directors. We expect that, upon approval of the dissolution of the Company pursuant to the Plan of Dissolution, William A. Fletcher and John B. Stuppin will continue as directors and that all others will resign from the Board effective as of the Effective Date. We also expect that Matthew M. Loar will be appointed to the Board as of the Effective Date. Thereafter, the directors will receive $5,000 per quarter for so long as they remain directors, managers or trustees of the Company as the Company completes the dissolution process.

Effective September 1, 2009, the fees paid to William A. Fletcher, our Acting Chief Executive Officer, were reduced to $12,500 per month and the salary paid to Matthew M. Loar, our Vice President and Chief Financial Officer, was reduced to $140,000 per year. Mr. Loar will also be eligible to receive retention bonuses of $28,000 for the quarter ending September 30, 2009 and $14,000 for the quarter ending December 31, 2009. Mr. Loar’s employment as an officer will be terminated as of the Effective Date, whereupon Mr. Loar will be eligible to receive the $14,000 retention bonus in addition to severance benefits under his existing employment agreement.

Following dissolution, we will continue to indemnify our directors, officers, employees, consultants and agents in accordance with our Charter, bylaws and contractual arrangements for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. As part of our dissolution process, we will purchase insurance policies and coverage for periods subsequent to the Effective Date.

Certain Material U.S. Federal Income Tax Considerations (See page 43)

As described in “Certain Material U.S. Federal Income Tax Considerations” on page 43, and subject to the limitations, assumptions and qualifications therein, amounts distributed as extraordinary dividends to holders of our Common Stock or pursuant to the Plan of Liquidation will be taxable to U.S. holders of our Common Stock for U.S. federal income tax purposes. Such U.S. stockholders may realize taxable gain on the extraordinary dividends, and we expect that such U.S. stockholders will realize taxable gain or loss on any liquidating distributions. Stockholders are urged to carefully review the discussion of “Certain Material U.S. Federal Income Tax Considerations” on page 43 and to consult their own tax advisors as to the specific tax consequences to them of any extraordinary dividends and our dissolution and liquidation pursuant to the Plan of Dissolution.

Required Vote (See page 40)

The approval of the dissolution of the Company pursuant to the Plan of Dissolution requires the affirmative vote of a majority in voting power of the outstanding shares of our Capital Stock. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Members of our Board who beneficially owned an aggregate of approximately 2% of the outstanding shares of Capital Stock as of August 31, 2009 have indicated that they intend to vote in favor of this proposal.

Recommendation of our Board (See page 40)

Our Board has determined that the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution is advisable and is in our best interests and the best interests of our stockholders. Our Board has approved the Plan of Dissolution and unanimously recommends that stockholders vote “FOR” approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

PROPOSAL 2: APPROVAL OF AMENDMENT OF CHARTER TO AUTHORIZE
REDEMPTION OF PREFERRED STOCK

General (See page 41)

Our Board has adopted a resolution approving, declaring the advisability of and recommending to the stockholders for their adoption an amendment to our Charter to authorize the Company’s redemption of all outstanding shares of Preferred Stock. The amendment is intended to aid the Company in completing the liquidation and dissolution process more quickly by allowing the Company to redeem all outstanding Preferred Stock and then distribute a significant portion of our remaining cash to the holders of Common Stock through the extraordinary dividend.

Summary of the Amendment (See page 41)

After the Charter is amended, the Company will have the right to redeem any and all shares of the outstanding Preferred Stock at any time upon providing notice to the holders of Preferred Stock of the Company’s intent to redeem the Preferred Stock. If the Company exercises its right to redeem a holder’s shares of Preferred Stock (the “Redeemed Shares”), the Board will deliver to the holder a notice of redemption, and from the date of such notice the Redeemed Shares shall cease to be outstanding, shall not be transferable on the books of the Company, and the holder of the Redeemed Shares shall cease to be entitled to dividends, voting rights and all other rights with respect to the Redeemed Shares other than the right to receive payment from the Company of the redemption price. The redemption price for each Redeemed Share shall be $0.50 per share, which is equal to the per share liquidation preference for the Preferred Stock. The redemption price for each Redeemed Share will be paid to the holder in cash.

Reasons for the Amendment (See page 41)

In the event the Company’s stockholders approve the dissolution of the Company pursuant to the Plan of Dissolution, the Company desires to make payments to its holders of Preferred Stock and Common Stock as soon as reasonably practicable thereafter.

The proposed amendment of the Charter allows the Company to redeem all outstanding shares of Preferred Stock prior to the payment of the extraordinary dividend to holders of Common Stock. The proposed redemption benefits both the holders of Preferred Stock and Common Stock because it provides a means by which both groups of stockholders can receive payments prior to the conclusion of the Elective Dissolution Process.

Notice to Holders of Preferred Stock (See page 41)

Prior to redeeming the Preferred Stock, the Company will provide notice to the holders of Preferred Stock that will give these holders the opportunity to convert their shares of Preferred Stock into shares of Common Stock. If the holders of Preferred Stock elect to convert their shares of Preferred Stock into shares of Common Stock, they will receive payment of the extraordinary dividend instead of $0.50 per share of Preferred Stock payable on redemption of the Preferred Stock. Because of the one-to-seven reverse stock split effected by the Company in 2007, however, holders of Preferred Stock will receive one share of Common Stock for every seven shares of Preferred Stock that they hold.

If the Amendment is Not Approved (See page 41)

If the Amendment is not approved, and the Preferred Stock cannot be redeemed, the Board may choose to delay payment of the extraordinary dividend to holders of Common Stock in order not to pay a dividend to holders of Preferred Stock. As a result, distribution of any money to holders of Capital Stock could be delayed until the conclusion of the Elective Dissolution Process.

Interests of Management in the Amendment of the Charter (See page 42)

Of the 494,000 shares of Preferred Stock currently outstanding, certain members of the Board hold 200,000 of the shares. Accordingly, these directors may have interests that conflict with those people who only hold shares of our Common Stock and therefore may be deemed to have a potential conflict of interest in recommending approval of the amendment to the Charter because these directors stand to receive $0.50 per share of Preferred Stock that they hold upon the Company’s redemption of such shares. These directors would not be entitled to this payment in the absence of the amendment of the Charter; however, they would be entitled to receive the equivalent payment of $0.50 per share upon dissolution of the Company pursuant to the liquidation preference contained in the Charter, in addition to any dividend paid on the Preferred Stock prior thereto.

Absence of Appraisal Rights (See page 42)

Under the DGCL, holders of shares of our Capital Stock are not entitled to assert appraisal rights with respect to the amendment of the Charter.

Certain Material U.S. Federal Income Tax Considerations (See page 43)

As described in “Certain Material U.S. Federal Income Tax Considerations” on page 43, and subject to the limitations, assumptions and qualifications therein, any distributions to holders of our Preferred Stock in redemption of their shares of Preferred Stock will be taxable to U.S. holders of our Preferred Stock for U.S. federal income tax purposes. We expect that such U.S. stockholders will realize taxable gain or loss on any such distributions. Stockholders are urged to carefully review the discussion of “Certain Material U.S. Federal Income Tax Considerations” on page 43 and to consult their own tax advisors as to the specific tax consequences to them of any redemption of their shares of Preferred Stock.

Required Vote (See page 42)

Approval of the amendment to the Charter requires the affirmative vote of a majority of the outstanding shares of our Capital Stock as of the Record Date, including the affirmative vote of a majority in voting power of the outstanding shares of our Preferred Stock as of the Record Date, voting as a separate class. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Members of our Board who beneficially owned an aggregate of approximately 2% of the outstanding shares of Common Stock and 40% of the outstanding shares of our Preferred Stock as of August 31, 2009 have indicated that they intend to vote in favor of this proposal.

Recommendation of our Board (See page 42)

Our Board has determined that the amendment of the Charter is in our best interests and the best interests of all our stockholders. Our Board has approved the amendment to the Charter and unanimously recommends that stockholders vote “FOR” this proposal.

PROPOSAL 3: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING
TO SOLICIT ADDITIONAL PROXIES

General (See page 43)

We are seeking proxies to grant authority to the proxy holders to adjourn the Special Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of Proposals 1 and 2 if there are not sufficient votes at the Special Meeting to approve those proposals.

Required Vote (See page 43)

The approval of any adjournment of the Special Meeting requires the approval of a majority in voting power of the outstanding shares of our Capital Stock present at the Special Meeting and entitled to vote on the adjournment.

Recommendation of our Board (See page 43)

Our Board unanimously recommends that stockholders vote “FOR” this proposal.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE SPECIAL MEETING

Q.	Why am I receiving these proxy materials?

A:	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date. As a stockholder of record, you are invited to attend the Special Meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q.	Who is entitled to vote at the Special Meeting?

A.	Only stockholders who owned our Capital Stock at the close of business on the Record Date are entitled to notice of the Special Meeting and to vote at the meeting, and at any postponements or adjournments thereof. At the close of business on September 15, 2009, there were 26,929,805 shares of Common Stock outstanding held by approximately 200 holders of record and 494,000 shares of Preferred Stock outstanding held by 11 holders of record.

Q.	How many shares must be present to conduct business?

A.	The presence at the Special Meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of our Capital Stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the meeting.

Q.	What will be voted on at the Special Meeting?

A.	The items of business scheduled to be voted on at the meeting are as follows:

1. A proposal to approve the voluntary dissolution and liquidation of the Company pursuant to a Plan of Dissolution in substantially the form attached to this proxy statement as Appendix A;

2. A proposal to amend the Charter to authorize the redemption of the Preferred Stock, in the form attached to the accompanying proxy statement as Appendix B; and

3. To consider and vote upon a proposal to adjourn the Special Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of the foregoing proposals if there are not sufficient votes at the Special Meeting to approve those proposals.

These proposals are described more fully below in this proxy statement. As of the date of this proxy statement, the only business that our Board intends to present or knows of that others will present at the meeting is set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

Q.	How does the Board recommend that I vote?

A.	Our Board recommends that you vote your shares “FOR” approval of all proposals set forth herein.

Q.	What shares can I vote at the Special Meeting?

A.	You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.	Most of our stockholders hold their shares of Common Stock through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered to be, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Special Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Special Meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q.	How can I vote my shares without attending the Special Meeting?

A.	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting. Stockholders of record of our Capital Stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders who hold shares beneficially in street name may cause their shares to be voted by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope.

Q.	How can I vote my shares in person at the Special Meeting?

A.	Shares held in your name as the stockholder of record may be voted in person at the Special Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Q.	Can I change my vote?

A.	You may change your vote at any time prior to the vote at the Special Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Company prior to your shares being voted, or by attending the Special Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q.	Is my vote confidential?

A.	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to the Company’s management.

Q.	How are votes counted?

A.	If you provide specific instructions with regard to an item, your shares will be voted as you instruct on such item. If you sign your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” each proposal, and in the discretion of the proxy holders on any other matters that properly come before the Special Meeting).

Q.	What is a “broker non-vote”?

A.	A broker non-vote occurs when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers, dissolutions or stockholder proposals.

Q.	How are abstentions counted?

A.	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes entitled to be cast with respect to a proposal, but they will not be voted on any matter at the Special Meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” Proposals 1, 2 and 3.

Q.	What happens if additional matters are presented at the Special Meeting?

A.	If you grant a proxy, the persons named as proxy holders, William A. Fletcher (our Acting Chief Executive Officer, as well as a Director) and Matthew M. Loar (our Vice President and Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the Special Meeting. However, other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting.

Q.	Who will serve as inspector of election?

A.	We expect a representative of American Stock Transfer and Trust Company, our transfer agent, to tabulate the votes and act as inspector of election at the Special Meeting.

Q.	What should I do if I receive more than one proxy?

A.	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q.	Who is soliciting my vote and who is paying the costs?

A.	Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement.

Q.	How can I find out the results of the voting?

A.	We intend to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K promptly following the meeting.

Q.	What is the deadline for proposing action or director candidates for future meetings?

A.	If we have a future annual meeting, you may be entitled to present proposals for action at such a meeting, including director nominations.

Stockholder Proposals: Assuming approval of the dissolution of the Company pursuant to the Plan of Dissolution, we do not expect to hold another annual meeting of stockholders. If the dissolution of the Company pursuant to the Plan of Dissolution is not approved, we may hold an annual meeting for 2009. If we hold the meeting, it will be held after the first anniversary of the 2008 annual meeting. Accordingly, stockholders who intend to present a stockholder proposal (other than a proposal complying with Rule 14a-8 of the Exchange Act) at any annual meeting of stockholders we hold in 2009 will be required to provide the Company with written notice of the proposal no later than the 10th day following the day of such notice or disclosure of the date of the 2009 annual meeting. Notice must be tendered in the proper form prescribed by the Company’s bylaws. Proposals not meeting the requirements set forth in our bylaws will not be entertained at the meeting.

Stockholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and any other applicable rules established by the SEC in order to be included in the Company’s proxy statement pursuant thereto.

Proposal of Director Candidates: If you wish to propose a director candidate for consideration by our Board, your recommendation should include information required by our bylaws and should be directed to our Secretary at the address of our principal executive offices set forth above. In addition, you must submit the recommendation within the time period set forth above for Stockholder Proposals submitted in accordance with the Company’s bylaws. Additionally, any person who wishes to be considered by the Nominating and Corporate Governance Committee for election to the Board must provide the Company with a completed and signed biographical questionnaire at the same time written notice of the stockholder proposal is given to the Company. You can obtain a copy of this questionnaire from the Company upon written request. The Nominating and Corporate Governance Committee is not required to consider director recommendations received after the 10th day following the day of notice or disclosure of the date of the 2009 annual meeting, or without the required questionnaire.

Copy of Bylaw Provisions: You may contact Matthew M. Loar of the Company at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:	What will happen if the dissolution of the Company pursuant to the Plan of Dissolution and amendment of the Charter are approved?

A.	If the dissolution of the Company pursuant to the Plan of Dissolution and amendment of the Charter are approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as our Board, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:

•	the redemption of all outstanding shares of Preferred Stock for $0.50 per share as soon as reasonably practicable after the Special Meeting;

•	the payment of an extraordinary dividend of approximately $18 million to $20 million in the aggregate, or $0.65 to $0.75 per share, to all holders of record of Common Stock as soon as reasonably practicable after the Special Meeting;

•	the filing of a certificate of dissolution with the Secretary of State;

•	the commencement of the Elective Dissolution Process;

•	the cessation of all of our business activities except for those relating to winding up and liquidating our business and affairs, including, but not limited to, prosecuting and defending suits by or against us, discharging or making provision for discharging our liabilities, withdrawing from all jurisdictions in which the Company is qualified to do business and distributing our remaining property among our stockholders according to their interests;

•	the payment of or the making of reasonable provision for the payment of all claims and obligations known to us, and the making of such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, including, without limitation, the establishment and setting aside of a reasonable amount of cash and/or property to satisfy such claims and obligations;

•	the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees, for the benefit of our stockholders under a liquidating trust, of our remaining assets after payment or provision for payment of our claims and obligations; and

•	the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Q:	What will happen if the dissolution of the Company pursuant to the Plan of Dissolution is not approved but the amendment of the Charter is approved?

A:	If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Dissolution, our Board will explore what, if any, alternatives are available for the future of the Company, particularly given that we have terminated substantially all of our employees and have been actively pursuing the process of reducing expenses and terminating contractual relationships. We have taken these actions in the interest of preserving cash available for distribution to stockholders and in recognition of the expectation that the announcement of approval of the dissolution of the Company pursuant to the Plan of Dissolution would adversely affect our ability to conduct business going forward. There is currently little active business left to operate and rehiring employees and retaining or rebuilding our management team may not be possible, or would take several months at a cost that we are unable to estimate.

Possible alternatives include selling all of our stock, continuing our efforts to identify a buyer for the Company or our assets or a strategic partner, or seeking voluntary dissolution at a later time and potentially with diminished assets. At this time, our Board has considered these and other options and has determined that it is in the best interests of our stockholders to dissolve the Company and return the cash to our stockholders. The Board, however, retains the right to consider other alternatives should a more attractive offer arise either before or after the Effective Date. If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Dissolution, it is possible that our cash resources will decrease and we would face difficulties with respect to our business and future operations as described in this proxy statement. These risks could materially and adversely affect our business, financial condition or operating results and the value of our Capital Stock, and you may lose all or part of your investment. Moreover, any alternative we select may have unanticipated negative consequences.

If amendment of the Charter is approved, our Board will determine when and if it will be in the best interests of our Company and our stockholders to redeem our Preferred Stock.

Q:	What will happen if the dissolution of the Company pursuant to the Plan of Dissolution is approved but the amendment of the Charter is not approved?

A:	If our stockholders approve the dissolution of the Company pursuant to the Plan of Dissolution and do not approve the amendment of the Charter, we will not be authorized to redeem our Preferred Stock and our Board will need to determine whether to pay dividends to the holders of our Preferred Stock and Common Stock or to defer any payments to our stockholders until after the Effective Date.

Q:	What will common stockholders receive in the liquidation?

A:	Assuming the amendment of the Charter is approved and all outstanding shares of Preferred Stock are redeemed, only Common Stock will remain outstanding during the Elective Dissolution Process. Pursuant to the Plan of Dissolution we will distribute any remaining cash to our common stockholders upon completion of the Elective Dissolution Process. We can only estimate the amount of cash that may be available for distribution among holders of our Common Stock. Excluding the $0.65 to $0.75 per share of Common Stock we intend to pay as an extraordinary dividend as soon as reasonably practicable after the Special Meeting, we currently estimate that the amount ultimately distributed will be between approximately $0.10 and $0.41 per share of Common Stock. In addition, the low estimate of $0.10 per share of Common Stock assumes we pay an extraordinary dividend of $0.75 per share of Common Stock and the high estimate of $0.41 per share of Common Stock assumes we pay an extraordinary dividend of $0.65 per share of Common Stock. This estimate also assumes (i) we will have liquidated our ARS before the conclusion of the Elective Dissolution Process and (ii) we do not receive any payments upon the sale or development and commercialization of XERECEPT, as contemplated by our agreement with Celtic Pharma.

Due to the uncertainty relating to the sale or development and commercialization of XERECEPT by Celtic Pharma, we have not provided any estimate of the proceeds of any payments we might be entitled to under our agreement with Celtic Pharma in the amount of liquidating distributions. If we were to receive a substantial amount of money under our agreement with Celtic Pharma, that money could significantly affect the estimates that we have provided. We can provide no assurance, however, that

XERECEPT will ever be sold, approved or marketed or that we will receive any payments from Celtic Pharma related to XERECEPT. Many of the other factors influencing the amount of cash that will be distributed to holders of our Common Stock as a liquidating distribution cannot be currently quantified with certainty and are subject to change. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Dissolution when you vote on the proposal to approve the dissolution of the Company pursuant to the Plan of Dissolution. You may receive substantially less than the amount we currently estimate.

Q:	When will stockholders receive payments pursuant to the liquidation?

A:	If the dissolution of the Company pursuant to the Plan of Dissolution and amendment of the Charter are approved, we intend to redeem all outstanding shares of Preferred Stock at $0.50 per share as soon as reasonably practicable after the Special Meeting and make an extraordinary dividend payment of approximately $18 million to $20 million in the aggregate, or $0.65 to $0.75 per share, to all holders of Common Stock as soon as reasonably practicable after the Special Meeting.

Although we are not able to predict with certainty the precise nature, amount or timing of any liquidating distributions to holders of Common Stock pursuant to the Plan of Dissolution subsequent to the redemption of the Preferred Stock and payment of the extraordinary dividend, we presently expect to make a liquidating distribution to our holders of Common Stock as soon as reasonably practicable following the conclusion of the elective dissolution process under the DGCL (the “Elective Dissolution Process”), as described more fully below on pages 30-31. We are not able to predict with certainty the precise nature, amount or timing of any distributions, primarily due to our inability to predict when we will be able to liquidate our ARS and the amounts we will receive on such liquidation, the amount and timing of any payments from Celtic Pharma, the amount of our remaining liabilities, the amount that we will expend during the course of the liquidation and the amount of time it might take to conclude the Elective Dissolution Process. To the extent that the amount of our liabilities or the amounts that we expend during the liquidation are greater than we anticipate, our stockholders may receive substantially less than the amount we currently estimate.

While our Board plans to redeem the Preferred Stock as soon as reasonably practicable after the Special Meeting and then pay an extraordinary dividend to our holders of Common Stock as soon as reasonably practicable after the Special Meeting, our Board has not established a firm timetable for any other distributions to our holders of Common Stock. Subject to contingencies inherent in winding up our business, our Board intends to authorize any distributions as promptly as reasonably practicable following the conclusion of the Elective Dissolution Process in our best interests and the best interests of our common stockholders. Our Board, in its discretion, will determine the nature, amount and timing of these distributions.

Q:	Does the Plan of Dissolution involve any risk of liability to our stockholders?

A:	As part of our Plan of Dissolution, we are obligated to pay, or make provision for the payment of, our expenses and our fixed and contingent liabilities. Under Delaware law, a stockholder could be held personally liable to our creditors for any deficiency, to the extent of such stockholder’s previous distributions from us in liquidation, if we fail to make adequate provision for the payment of our expenses and liabilities. Moreover, if a stockholder has paid taxes on distributions previously received by the stockholder, a repayment of all or a portion of the prior distribution could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable by that stockholder. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our stockholders could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such stockholder.

Q:	What happens to my shares of Preferred Stock if the amendment of the Charter is approved?

A:	After the Charter is amended, the Company will have the right to redeem any and all shares of the outstanding Preferred Stock at any time upon providing notice to the holders of Preferred Stock of the Company’s intent to redeem the Preferred Stock. The Company will also give the holders of Preferred Stock an opportunity to convert their shares of Preferred Stock into shares of Common Stock.

If a holder of Preferred Stock elects not to convert its shares of Preferred Stock into shares of Common Stock and the Company exercises its right to redeem a holder’s shares of Preferred Stock (the “Redeemed Shares”), the Board will deliver to the holder a notice of redemption, and from the date of such notice the Redeemed Shares shall cease to be outstanding, shall not be transferable on the books of the Company, and the holder of the Redeemed Shares shall cease to be entitled to dividends, voting rights and all other rights with respect to the Redeemed Shares other than the right to receive payment from the Company of the redemption price. The redemption price for each Redeemed Share shall be $0.50 per share (the “Redemption Price”). The Redemption Price for each Redeemed Share will be paid to the holder in cash.

If a holder of Preferred Stock elects to convert its shares of Preferred Stock into shares of Common Stock, the holder will receive one share of Common Stock for seven shares of Preferred Stock. Accordingly, if, as anticipated, we pay an extraordinary dividend of $0.65 to $0.75 per share of Common Stock and you convert your shares of Preferred Stock into shares of Common Stock prior thereto, then you will receive only $0.093 to $0.107 per share of your Preferred Stock, rather than the $0.50 per share of Preferred Stock you would receive upon redemption.

Upon payment of the Redemption Price, shares of Preferred Stock would be cancelled and each holder of our Preferred Stock will cease to have any rights with respect to his, her or its shares.

Q:	What happens to my shares of Common Stock after the dissolution of the Company?

A:	The liquidating distributions to common stockholders pursuant to the Plan of Dissolution shall be in complete redemption and cancellation of all of the outstanding shares of our Common Stock. Thereafter, each holder of our Common Stock will cease to have any rights with respect to his, her or its shares, except the right to receive distributions pursuant to the Plan of Dissolution.

Q:	Should I send in my stock certificates now?

A:	No. You should not forward your stock certificates before receiving instructions to do so.

As a condition to receipt of the liquidating distributions, our Board or trustees may require our stockholders to surrender to us their certificates evidencing their shares of Capital Stock or to furnish us with evidence satisfactory to our Board or any trustees of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to our Board or any trustees. If the surrender of stock certificates will be required following the dissolution, we will send you written instructions regarding such surrender. Any distributions otherwise payable by us to stockholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property).

Q:	Can I still sell my shares?

A:	Yes, for a limited period of time. However, if we obtain stockholder approval of the dissolution of the Company pursuant to the Plan of Dissolution at the Special Meeting, our Board will direct that our stock transfer books be closed and recording of transfers of Capital Stock discontinued as of the Effective Date. Thereafter, certificates representing shares of our Capital Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates, other than replacement certificates. In addition, we anticipate that we will request that our Common Stock be delisted from the NASDAQ Capital Market at the close of business on the Effective Date and that we will withdraw our CUSIP number effective as of the Effective Date, which is intended to have the effect of halting all further trading in our Common Stock, even on the OTC Bulletin Board and Pink Sheets quotation service.

Q:	Do I have appraisal rights?

A:	No. Under the DGCL, holders of our shares of Capital Stock are not entitled to assert appraisal rights with respect to either the Plan of Dissolution or the amendment of the Charter.

Q:	What do stockholders need to do now?

A:	After carefully reading and considering the information contained in this proxy statement and the documents delivered with and incorporated by reference into this proxy statement, each stockholder should complete, sign and date his or her proxy card and mail it in the enclosed postage prepaid envelope as soon as possible so that his or her shares may be represented at the Special Meeting.

Q:	Whom should I contact if I have questions?

A:	If you have any additional questions about the Special Meeting or the proposals presented in this proxy statement, you should contact:

Matthew M. Loar, Vice President and Chief Financial Officer
Neurobiological Technologies, Inc.
2000 Powell Street, Suite 800
Emeryville, CA 94608
(510) 595-6000

RISK FACTORS

You should carefully consider the risks described below, together with all the other information included in this proxy statement and the documents delivered with and incorporated by reference into this proxy statement, before making a decision about voting on the proposals submitted for your consideration. This proxy statement contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, those concerning the following: future events, the timing, nature and amount of any estimated extraordinary dividend, the timing, nature or amount of our estimated liquidating distributions, the timing of any action contemplated by the Plan of Dissolution, management’s projections regarding estimated liabilities and expenses and our expectations concerning material federal tax consequences to our stockholders. Forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement.

Risks Related to the Plan of Dissolution

The amount we distribute to our stockholders pursuant to the Plan of Dissolution may be substantially less than the amount we currently estimate if the amounts of our liabilities, other obligations and expenses or claims against us are higher than we currently anticipate.

The amount of cash ultimately distributed to our stockholders pursuant to the Plan of Dissolution depends on the amount of our liabilities, obligations and expenses and claims against us, and contingency reserves that we establish during the liquidation process. We have attempted to estimate reasonable reserves for such liabilities, obligations, expenses and claims against us. However, those estimates may be inaccurate. Factors that could impact our estimates include the following:

•	If any of the estimates regarding the Plan of Dissolution, including the expense of satisfying outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, the amount we distribute to our stockholders may be substantially less than the amount we currently estimate. If claims are asserted against us, including any claims related to payments to suppliers or other vendors or claims from patients in our clinical trials, we will have to defend or resolve such claims before making distributions to our common stockholders, which will reduce amounts otherwise available for distribution; and

•	We have made estimates regarding the expense of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company. Our actual expenses could vary significantly and depend on the timing and manner of the Elective Dissolution Process. If the timing differs from our plans, we may incur additional expenses above our current estimates, which could substantially reduce funds available for distribution to our common stockholders.

We may continue to incur the expenses of complying with public company reporting requirements, which may be economically burdensome.

Whether or not the dissolution of the Company pursuant to the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements may be economically burdensome and of minimal value to our stockholders. If the dissolution of the Company pursuant to the Plan of Dissolution is approved by our stockholders, in order to curtail expenses, we intend, on or about the Effective Date, to seek relief from the SEC to suspend our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our Common Stock. We anticipate that, if granted such relief, we would continue to file current reports on Form 8-K to disclose material events relating to our dissolution and liquidation along with any other reports that the SEC might require. To the extent that we are unable to suspend our obligation to file periodic reports with the SEC, we will be obligated to continue complying with the applicable reporting requirements of the Exchange Act and, as a result, will be required to continue to incur the expenses associated with these reporting requirements, which will reduce the cash available for distribution to our stockholders. These expenses include, among others, those costs relating to:

•	the preparation, review, filing and dissemination of SEC filings;

•	maintenance of effective internal controls over financial reporting; and

•	audits and reviews conducted by our independent registered public accountants.

If the amount of our contingency reserve is insufficient to satisfy the aggregate amount of our liabilities and other obligations, each stockholder may be liable to our creditors for the amount of liquidating distributions received by such stockholder under the Plan of Dissolution, which could also have adverse tax consequences.

After the Effective Date, our corporate existence will continue for a minimum of three years, but we will not be able to carry on any business except for the purpose of winding up the business and affairs of the Company. Following the Effective Date, we will commence the Elective Dissolution Process, which involves providing notice of our dissolution to potential claimants and paying or making reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual or statutory claims, known to us. We also may obtain and maintain insurance coverage or establish and set aside a reasonable amount of cash or other assets as a contingency reserve to satisfy claims against and obligations of the Company. In the event that the amount of the contingency reserve, insurance and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each stockholder could be held liable for amounts due to creditors up to the amounts distributed to such stockholder under the Plan of Dissolution. In such event, a stockholder could be required to return all amounts received as distributions pursuant to the Plan of Dissolution and ultimately could receive nothing under the Plan of Dissolution. Moreover, for U.S. federal income tax purposes, payments made by a stockholder in satisfaction of our liabilities not covered by the cash or other assets in our contingency reserve or otherwise satisfied through insurance or other reasonable means generally would produce a capital loss for such stockholder in the year the liabilities are paid. The deductibility of any such capital loss generally would be subject to limitations under the Internal Revenue Code of 1986, as amended (the “Code”).

Liquidating distributions to our stockholders could be delayed or diminished.

All or a portion of any liquidating distributions we make to our stockholders could be delayed, depending on many factors, including, without limitation:

•	if a creditor or other third party seeks an injunction against the making of distributions to our stockholders on the ground that the amounts to be distributed are needed to provide for the satisfaction of our liabilities or other obligations;

•	if we become a party to lawsuits or other claims asserted by or against us, including any claims or litigation arising in connection with our decision to liquidate and dissolve, payments to suppliers or other vendors or claims from patients in our clinical trials;

•	if we are unable to liquidate our auction rate securities or if such liquidation takes longer than expected;

•	if we are unable to resolve claims with creditors or other third parties, or if such resolutions take longer than expected; or

•	the Elective Dissolution Process is not completed in a timely manner due to all of the steps required to complete such a process, including any potential backlog in the Delaware Court of Chancery, which could delay final approval of our petition.

Any of the foregoing could delay or substantially diminish the amount available for distribution to our stockholders. In addition, under the DGCL, claims and demands may be asserted against us at any time during the three years following the Effective Date. Accordingly, our Board may retain funds to obtain and maintain insurance coverage or establish and set aside a reasonable amount of cash or other assets as a contingency reserve to satisfy claims against and obligations of the Company that may arise during the three-year period following the Effective Date. As a result of these factors, we may retain for distribution at a later date, some or all of the estimated amounts that we expect to distribute to our stockholders.

Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

As a result of our dissolution and liquidation, for U.S. federal income tax purposes, our stockholders generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of property, if any, distributed to them, and (ii) their tax basis for their shares of our Common Stock. Liquidating distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. Any loss generally will be recognized by a stockholder only when the stockholder receives our final liquidating distribution to stockholders, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share. Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of our dissolution and liquidation pursuant to the Plan of Dissolution.

Recordation of transfers of our Capital Stock on our stock transfer books will be restricted as of the Effective Date, and thereafter it generally will not be possible for stockholders to change record ownership of our Capital Stock after the Effective Date.

If the dissolution of the Company pursuant to the Plan of Dissolution is approved, our Board will direct that our stock transfer books be closed and recording of transfers of Capital Stock discontinued as of the Effective Date. Thereafter, certificates representing shares of our Capital Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates, other than replacement certificates. In addition, we anticipate that we will request that our Common Stock be delisted from the NASDAQ Capital Market and that trading will be suspended on the Effective Date or as soon thereafter as is practicable.

If we decide to use a liquidating trust, interests of our stockholders in such a trust may not be transferable.

The interests of our stockholders in a liquidating trust set up by us may not be transferable, which could adversely affect your ability to realize the value of such interests. Even if transferable, the interests are not expected to be listed on a national securities exchange or quoted through the Nasdaq Stock Market, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. In addition, as stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity that is treated as a grantor trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

Further stockholder approval will not be required in connection with the implementation of the dissolution of the Company pursuant to the Plan of Dissolution.

The approval of the dissolution of the Company pursuant to the Plan of Dissolution by our stockholders also will authorize, without further stockholder action, our Board to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that our Board deems necessary, appropriate or desirable, in the absolute discretion of the Board, to implement the Plan of Dissolution and the transactions contemplated thereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs. As a result, our Board may authorize actions in implementing the Plan of Dissolution with which our stockholders may not agree.

Our Board may abandon implementation of the Plan of Dissolution even if dissolution of the Company pursuant to the Plan of Dissolution is approved by our stockholders.

Even if our stockholders approve the dissolution of the Company pursuant to the Plan of Dissolution at the Special Meeting, if for any reason our Board determines that such action would be in our best interests and the best interests of our stockholders, our Board may, in its sole discretion and without requiring further stockholder approval, prior to the Effective Date, abandon the Plan of Dissolution and all action contemplated thereunder. An abandonment of the Plan of Dissolution would result in our stockholders not receiving any liquidating distributions pursuant to the Plan of Dissolution.

We expect to terminate registration of our Common Stock under the Exchange Act, which will substantially reduce publicly-available information about the Company.

Our Common Stock is currently registered under the Exchange Act, which requires that we, and our officers and directors with respect to Section 16 of the Exchange Act, comply with certain public reporting and proxy statement requirements thereunder. Compliance with these requirements is costly and time consuming. We anticipate that, if our stockholders approve the dissolution of the Company pursuant to the Plan of Dissolution, in order to curtail expenses, we will, after filing a certificate of dissolution, discontinue making filings under the Exchange Act. However, we anticipate that we will continue to file with the SEC current reports on Form 8-K to disclose material events relating to our liquidation and dissolution until the effectiveness of the termination of the registration of our Common Stock by filing a Form 15 with the SEC.

We may be the potential target of an acquisition.

Until we dissolve and terminate registration of our Common Stock, we will continue to exist as a public company. We could become an acquisition target, through a hostile tender offer or other means, as a result of our business operations, cash holdings or for other reasons. In addition, in connection with its approval of the Plan of Dissolution, our Board terminated our stockholder rights plan, or “poison pill,” effective August 31, 2009, and, although our Charter, bylaws and Delaware law contain provisions that may delay or prevent an acquisition, the termination of our poison pill has removed one potential obstacle to action by our stockholders. If we become the target of a successful acquisition, the Board, prior to the Effective Date, could potentially decide to either delay or abandon the Plan of Dissolution, and our stockholders may not receive any proceeds that otherwise would have been distributed in connection with the proposed liquidation and dissolution.

Our Board members may have a potential conflict of interest in recommending approval of the dissolution of the Company pursuant to the Plan of Dissolution.

Because of an indemnification insurance policy purchased for the benefit of directors and officers and/or our continuing indemnification obligations to directors, our directors and officers may be deemed to have a potential conflict of interest in recommending approval of the dissolution of the Company pursuant to the Plan of Dissolution. In addition, our directors may be deemed to have a potential conflict of interest in recommending approval of the dissolution of the Company pursuant to the Plan of Dissolution due to the Board’s decision to accelerate vesting of all outstanding unvested options. Our directors currently hold options to purchase an aggregate of 90,000 shares at an exercise price of $0.65 per share, and we expect that these options held by our directors will be exercised before the dissolution is completed.

We may not be able to settle all of our obligations to creditors.

We have current obligations to creditors. Our estimate of ultimate distributions to our stockholders takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the dissolution process, we will attempt to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amounts we have estimated for purposes of calculating the likely distribution to stockholders. If we are unable to reach agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Amounts required to settle obligations or defend lawsuits in excess of the estimated amounts will result in distributions to stockholders that are smaller than those that we presently estimate or may eliminate distributions entirely.

Risks Related to Our Continuing Business Operations if the Dissolution of the Company Pursuant to the Plan of Dissolution is Not Approved by Our Stockholders

If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Dissolution, our cash resources are expected to continue to decrease.

If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Dissolution, our Board will explore what, if any, alternatives are available for the future of the Company, particularly given that we have terminated substantially all of our management and employees and have been actively pursuing the process of reducing expenses and terminating contractual relationships. We took these actions in the interest of preserving cash available for distribution to stockholders. There is currently little active business left to operate and rehiring employees and retaining or rebuilding our management team may not be possible, or would take several months at a cost we are unable to estimate.

Possible alternatives include selling all of our stock, continuing our efforts to identify a buyer for the Company or our assets or a strategic partner, or seeking voluntary dissolution at a later time and potentially with diminished assets. At this time, our Board has considered these and other options and has determined that it is in the best interests of our stockholders to dissolve the Company and return the cash to our stockholders. The Board, however, retains the right to consider other alternatives should a more attractive offer arise either before or after the Effective Date. If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Dissolution, we would have to continue our business operations from a difficult position given our announced intent to liquidate and dissolve. We are not actively conducting any research or clinical development programs and have generally ceased normal business operations and terminated substantially all of our employees. Prospective employees, vendors and other third parties may refuse to form business relationships with us if they do not believe we will continue to operate as a business going forward.

If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Dissolution, our stock price may be adversely affected.

On August 28, 2009, the trading day immediately prior to our announcement that our Board had approved the Plan of Dissolution, the closing sales price of our Common Stock on the NASDAQ Capital Market was $0.82. From December 17, 2008, when we announced the results of the interim analysis of our Viprinextm clinical trials, to August 31, 2009, the sales price of our Common Stock on the NASDAQ Capital Market has ranged from a high of $0.94 and a low of $0.19. If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Dissolution, our stock price may be adversely affected due to the market’s doubt as to our ability to successfully pursue other strategic alternatives, and we may not be able to retain our listing on the NASDAQ Capital Market. If our Common Stock were to be delisted, trading of our Common Stock would most likely be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the Pink Sheets or the OTC Bulletin Board. Such trading will reduce the market liquidity of our Common Stock. As a result, an investor would likely find it more difficult to dispose of, or obtain accurate quotations for the price of, our Common Stock.

Risks Related to Approval of the Amendment of the Charter

If the amendment of the Charter is not approved, liquidating distributions may be delayed.

If the amendment of the Charter is not approved, we will not have the authority to redeem the Preferred Stock. If we are unable to redeem the Preferred Stock, our Board will need to determine whether to pay dividends to the holders of our Preferred Stock and Common Stock or to defer any payments to our stockholders until after the Effective Date. Although we cannot make any assurance regarding how long the Elective Dissolution Process will take or when any distributions of cash will be made, we estimate that the Elective Dissolution Process could take six to twelve months, or longer, to complete.

Our Board members may have a potential conflict of interest in recommending approval of the amendment of the Charter.

Because 200,000 of the 494,000 outstanding shares of Preferred Stock are held by John B. Stuppin and Abraham D. Sofaer, directors of our Board, these directors may be deemed to have a potential conflict of interest in recommending approval of the amendment of the Charter because such amendment will allow us to redeem all outstanding shares of Preferred Stock at $0.50 per share, a redemption payment to which our directors would not be entitled in the absence of the amendment of the Charter. However, even if the amendment of the Charter is not approved, these directors will be entitled to $0.50 per share upon dissolution of the Company pursuant to the liquidation preference contained in the Charter.

In addition to the risks described above, you should carefully consider the risks described in our Annual Report on Form 10-K for the year ended June 30, 2009, which was filed with the SEC on August 31, 2009, and a copy of which is being delivered with this proxy statement.

PROPOSAL 1: APPROVAL OF DISSOLUTION OF THE COMPANY PURSUANT
TO THE PLAN OF DISSOLUTION

General

At the Special Meeting, our stockholders will be asked to approve the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution. Our Board approved the Plan of Dissolution, subject to stockholder approval, on August 27, 2009. A copy of the Plan of Dissolution is attached as Appendix A to this proxy statement and incorporated herein by reference. The material features of the Plan of Dissolution are summarized below, including a summary of the Principal Provisions of the Plan of Dissolution beginning on page 31. We urge stockholders to carefully read the Plan of Dissolution in its entirety.

Background to the Proposed Dissolution and Liquidation

On December 17, 2008, we announced that our lead investigational drug, Viprinextm (ancrod), did not pass an interim futility analysis in a clinical trial evaluating Viprinextm for the treatment of acute ischemic stroke. We also announced the termination of enrollment in the clinical trial and that we would be analyzing the data from the interim analysis to assess whether Viprinextm should be developed further.

On January 3, 2009, the Board terminated the employment of Paul E. Freiman as President and Chief Executive Officer of the Company, effective December 31, 2008. As announced by the Company on June 26, 2008, Mr. Freiman had previously informed the Board of his intention to retire as President and Chief Executive Officer as of December 31, 2008. Also, on January 3, 2009, the Board appointed a Special Committee consisting of William A. Fletcher (Chairman) and John B. Stuppin to assist our senior management team with selected strategic and operational matters, on an as-needed basis pending the appointment of a chief executive officer.

At the invitation of the Board, on January 9, 2009, various investment advisers made presentations to the directors regarding the Company’s potential strategic alternatives.

On January 13, 2009, we announced our decision not to develop Viprinextm further. The determination was made following the completion of the analysis of data from the halted clinical trial, because we determined that there was no group of patients in which Viprinextm improved patient outcome. We also announced that, due to the cessation of further development of Viprinextm, we would be reducing our workforce by approximately 75%. In accordance with that plan, our full time employees were reduced from 29 as of December 31, 2008 to eight as of March 31, 2009. We currently have only four full-time employees.

On January 27, 2009, Paul Freiman resigned from the Board. On January 30, 2009, the Board appointed director William A. Fletcher as Acting Chief Executive Officer. The Board also suspended its search for a chief executive officer pending further consideration of our strategic alternatives. David Levy, our Vice President, Clinical Development, was terminated on January 31, 2009.

Beginning in late December 2008, we received letters from several of our major stockholders expressing their views that we should dissolve the Company, liquidate our remaining assets and distribute the proceeds to our stockholders. In this context, the Board began to consider the opportunities available to the Company for enhancing stockholder value, including but not limited to, continuing to advance the Company’s early-stage research programs, the payment of a cash dividend to Company’s stockholders, the repurchase by the Company of shares of its capital stock, the sale or partnering of our early-stage programs, a merger, sale, liquidation of, or acquisition by, the Company or other strategic transactions.

In early calendar year 2009, we received written proposals from two companies regarding potential strategic transactions. In March 2009, the Board engaged RBC as its exclusive financial advisor to assist us in the evaluation of these proposals and to identify other potential opportunities to enhance stockholder value.

On March 12, 2009, we notified Abbott Laboratories that we were terminating the license agreement for Viprinextm, in accordance with its terms, effective June 10, 2009. Warren Wasiewski, our Vice President and Chief Medical Officer and Karl Trass, our Vice President of Regulatory Affairs and Quality Assurance, were both terminated on March 31, 2009. In January and March 2009, we also notified the Buck Institute that we did not intend to extend the funding of our early-stage research programs in Huntington’s disease and Alzheimer’s disease, respectively. In June 2009, we entered into an agreement to terminate our collaboration and license agreements with the Buck Institute.

Beginning in March 2009, RBC actively worked to identify and contact potential buyers and strategic partners. On April 30, 2009, RBC presented our Board with the results of its efforts to date. By that time, RBC had contacted 68 parties concerning a possible sale or other strategic transaction involving the Company. From among these, RBC had discussions with 47 companies, 16 of which had executed nondisclosure agreements. As a result of this process, 11 initial proposals were presented to the Board for review at its April 30 meeting. Following this meeting and a second meeting on May 4 at which the proposals were discussed further by the directors, RBC and management, the Board instructed RBC to continue discussions with five of the potential strategic partners in order to negotiate terms and conditions that were more favorable to the Company’s stockholders and that did not require use of all of our cash to fund their continuing operations.

During the months of May and June, RBC and the Company devoted substantial time and effort to these negotiations and to conducting due diligence on the prospective partners. Reports were provided to the Board regularly, and the Board held formal meetings on May 26, July 2 and July 17 to receive updates on these proposals and negotiations. At each of these meetings, our directors and their advisors, including RBC and Goodwin Procter LLP, our outside general counsel, also discussed and evaluated a liquidation and dissolution of the Company relative to the Company’s other strategic alternatives.

At its meeting on May 26, based on initial due diligence reports presented to the Board, the directors concluded that three of the potential strategic partners would not likely meet the objective of enhancing stockholder value. During this time, RBC also continued the process of seeking to identify and contact additional potential buyers and strategic partners.

In May 2009, we received the draft written report on the Viprinextm clinical trials and reached an agreement with our CRO, ICON Clinical Research Limited, to terminate our agreements relating to the clinical trials. In May 2009, we also reached an agreement with Nordmark Arzneimittel GmbH & Co. KG to terminate our agreements for the supply of the ancrod active pharmaceutical ingredient and the maintenance of the snake farm, where the Malayan Pit Vipers are housed.

In June 2009, we entered into an agreement with affiliates of Celtic Pharma pursuant to which, among other things, our obligation to provide services to Celtic Pharma relating to the clinical development of XERECEPT, which previously extended to November 2011, was terminated as of June 30, 2009.

At its meeting on July 17, 2009, RBC and management reported that one potential strategic partner had announced a merger with another company and a second potential partner, recently contacted by RBC and not on the initial list, had declined to make a proposal. After a detailed discussion of the remaining proposal, the directors concluded that it was difficult to see the value proposition for our stockholders, even on the terms offered, given the risks identified in the due diligence process and that company’s need for substantial additional funding, and we instructed RBC to terminate those negotiations.

The Board then continued the meeting with its advisors, RBC and Goodwin Procter LLP, and reviewed the process undertaken to identify strategic alternatives and further discuss our strategic options, including liquidation and dissolution. Given the process conducted by RBC and the market check, the Board concluded that it was unlikely that other proposals would be forthcoming or that the Company would be presented with a potential transaction likely to provide greater realizable value to our stockholders than a dissolution of the Company and liquidation of our cash and assets. Accordingly, our Board instructed management, in conjunction with the Company’s outside legal counsel, to prepare a plan of dissolution for review and consideration at the next meeting of the Board. In the meantime, the Board instructed RBC to contact a limited number of additional companies that had been identified by RBC as presenting a potential opportunity to enhance stockholder value.

In August 2009, we entered into an agreement to terminate our license and cooperation agreement with Merz Pharmaceuticals GmbH and Children’s Medical Center Corporation, effective as of July 31, 2009.

On August 27, 2009, the Board met for the purpose of considering the liquidation and dissolution of the Company pursuant to the Plan of Dissolution and other strategic alternatives available to us. Also present at this meeting were members of management, representatives of Goodwin Procter LLP, and for a portion of the meeting, representatives of RBC. At this meeting, RBC reported that additional companies recently identified and contacted had not resulted in any new proposals. RBC also reported that, in total since the initiation of the process in March 2009, 80 potential partners had been contacted and that there had been discussions with 55 of them, resulting in 12 bids that had been presented to the Board for consideration. Management also presented its analysis of the financial situation of the Company, its recommendations for the redemption of the Company’s Preferred Stock and payment of an extraordinary dividend to holders of our Common Stock, and the net assets that management believed would be available for distribution to stockholders pursuant to the Plan of Dissolution. Also at this meeting, Goodwin Procter reviewed the process the Company had undertaken in connection with its review of strategic alternatives, discussed the Board’s fiduciary duties and summarized the terms of the proposed Plan of Dissolution.

After discussion, the Board voted that the Company be dissolved and that an extraordinary cash dividend be paid to holders of our Common Stock, contingent upon stockholder approval of the liquidation and dissolution of the Company, immediately prior to the filing of the certificate of dissolution. The Board concluded that the Plan of Dissolution is fair and in the best interests of the Company and its stockholders.

The Board then approved resolutions providing for the liquidation and dissolution of the Company pursuant to the Plan of Dissolution and the amendment of the Company’s Charter to provide for the redemption of the Preferred Stock. The Board also agreed to terminate the Rights Agreement, dated May 19, 2005, by and between American Stock Transfer & Trust Co., as Rights Agent, and the Company, effective as of August 31, 2009.

Reasons for Dissolution and Liquidation

In arriving at its determination that the Plan of Dissolution is advisable and in our best interests and the best interests of our stockholders and is the preferred strategic option for the Company, our Board carefully considered the terms of the Plan of Dissolution and the dissolution process under Delaware law, as well as other available strategic alternatives. As part of our evaluation process, our Board considered the risks and timing of each alternative available to the Company, as well as management’s financial projections, and consulted with management and our legal and financial advisors. In approving the Plan of Dissolution, our Board considered several of the factors set out above as well as the following factors:

•	we have ceased further development of Viprinex, our major product candidate, terminated our early-stage programs with the Buck Institute, concluded our remaining obligations relating to the development of XERECEPT and terminated our license and cooperation agreement with Merz Pharmaceuticals GmbH and Children’s Medical Center Corporation;

•	we have explored strategic alternatives, including undertaking efforts, with the assistance of RBC, to identify a merger, reverse merger, stock or asset sale, strategic partnership or other business combination transaction that would have a reasonable likelihood of providing greater value to our stockholders than they would receive in a liquidation, which did not result in the identification of any likely transactions;

•	our Board’s belief of the low probability that we would be presented with, or otherwise identify, within a reasonable period of time under current circumstances, any viable opportunities to engage in an attractive alternative business combination or other strategic transaction that would provide enhanced value to our stockholders;

•	we have only four employees remaining and a management team consisting of an Acting Chief Executive Officer and a Chief Financial Officer and that the employment of our Chief Financial Officer will terminate as of the Effective Date;

•	the accounting, legal and other expenses associated with continuing to be a publicly-traded company;

•	the distribution of the maximum amount of cash to our stockholders in a timely fashion;

•	several of our major stockholders have expressed the view that they prefer that the assets of the Company be liquidated and the proceeds be distributed to the stockholders;

•	Delaware corporate law requires that the dissolution of the Company pursuant to the Plan of Dissolution be approved by the affirmative vote of holders of a majority in voting power of the outstanding shares of our Capital Stock entitled to vote, which ensures that our Board will not be taking actions of which a significant portion of our stockholders disapprove;

•	approval of the dissolution of the Company pursuant to the Plan of Dissolution by the requisite vote of our stockholders authorizes our Board and management to implement the Plan of Dissolution without further stockholder approval;

•	the terms and conditions of the Plan of Dissolution, including the provisions that permit our Board to abandon the plan if our Board determines that, in light of new proposals presented or changes in circumstances, dissolution and liquidation are no longer advisable and in our best interests and the best interests of our stockholders;

•	stockholders are not entitled to assert appraisal rights with respect to the Plan of Dissolution under the DGCL; and

•	we have paid or made provision to pay, or will pay or make provision to pay, all amounts owed to known creditors and that, after accounting for such payments, there remains a substantial sum available for distribution to our stockholders.

Our Board also considered the following negative factors in arriving at its conclusion that dissolving and liquidating the Company is in our best interests and the best interests of our stockholders:

•	the uncertainty of the timing, nature and amount of any liquidating distributions to stockholders;

•	the risk that, under Delaware law, our stockholders may be required to return to creditors some or all of the liquidation distributions;

•	the fact that, if the dissolution of the Company pursuant to the Plan of Dissolution is approved by our stockholders, stockholders would generally not be permitted to transfer shares of our Capital Stock after the date upon which we file our certificate of dissolution with the Secretary of State; and

•	the possibility that a strategic transaction could provide greater value to our stockholders than a liquidation.

Our Board also considered the other factors described in the section entitled “Risk Factors” in this proxy statement in deciding to approve, and recommend that our stockholders approve, the dissolution of the Company pursuant to the Plan of Dissolution.

In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, our Board did not find it practical, and did not quantify or otherwise attempt, to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board may have given different weight to different factors.

We cannot offer any assurance that the liquidation value per share of our Capital Stock will equal or exceed the price or prices at which such shares recently have traded or could trade in the future. However, our Board believes that it is in our best interests and the best interests of our stockholders to distribute to the stockholders our net assets pursuant to the Plan of Dissolution. If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Dissolution, our Board will explore what, if any, alternatives are available for the future of the Company, particularly given that we have terminated substantially all of our employees and have been actively pursuing the process of reducing expenses and terminating contractual relationships. There is currently little active business left to operate and rehiring employees may not be possible, or would take several months at a cost we are unable to estimate.

Possible alternatives include selling all of our stock, continuing our efforts to identify a buyer for the Company or our assets or a strategic partner, or seeking voluntary dissolution at a later time and potentially with diminished assets. At this time, our Board has considered these and other options and has determined that it is in the best interests of our stockholders to dissolve the Company and return the cash to our stockholders. The Board, however, retains the right to consider other alternatives should a more attractive offer arise before the Effective Date. If our stockholders do not approve the dissolution of the Company pursuant to the Plan of Dissolution, it is possible that our cash resources will decrease.

Dissolution under Delaware Law

Delaware law provides that a corporation may dissolve upon the recommendation of the Board of the corporation, followed by the approval of its stockholders. Following such approval, the dissolution is effected by filing a certificate of dissolution with the Secretary of State. The corporation is dissolved upon the effective date of its certificate of dissolution.

Section 278 of the DGCL provides that once a corporation is dissolved, it continues its corporate existence for three years but may not carry on any business except that appropriate to wind up and liquidate its business and affairs. The process of winding up includes:

•	the satisfaction or making reasonable provision for satisfaction of liabilities and claims;

•	subject to statutory limitations, the distribution of any remaining assets to the stockholders of the corporation; and

•	the taking of all other actions necessary to wind up and liquidate the corporation’s business and affairs.

Elective Dissolution Process

In accordance with the Plan of Dissolution, we will commence a formal process whereby we will give notice of our dissolution and allow our creditors an opportunity to come forward to make claims for amounts owed to them. Once we have complied with the applicable statutory requirements and either repaid our creditors or reserved amounts for payment to our creditors, including amounts required to cover as-yet unknown or contingent liabilities, we will distribute any remaining amounts less any reserved amounts for the payment of our ongoing expenses, to our common stockholders. For purposes of this proxy statement, we refer to this process (embodied in Sections 280 and 281(a) of the DGCL) as the Elective Dissolution Process.

If the liquidation and dissolution of the Company pursuant to the Plan of Dissolution is approved, the Board will take such actions as it deems, in its absolute discretion, necessary, appropriate or advisable to effect our dissolution. Likely included in this process are the steps set forth below.

After the certificate of dissolution has been filed with the Secretary of State, we will first give notice of the dissolution to all persons known to have a claim against us and publish such notice. These requirements are embodied in Section 280(a)(1) of the DGCL. If we receive claims after providing notice to potential claimants, we may reject, in whole or in part, any such claim within 90 days of receipt of such claim.

Pursuant to Section 280(b)(1) of the DGCL, we will also give notice of our dissolution to persons with contractual claims contingent upon the occurrence or non-occurrence of future events or otherwise conditional claims and request that such persons present such claims in accordance with the terms of such notice. We will then offer security as we deem sufficient to any such claimant who notifies us of any such contingent claim, which offer of security will be made by us within 90 days of receipt of such claim. If the claimant offered such security does not deliver a written notice to us rejecting the security offer within 120 days after receipt of such offer for security, the claimant will be deemed to have accepted such security as the sole source from which to satisfy its claim against us.

We will then petition the Delaware Court of Chancery to: (i) determine the amount and form of security that will be reasonably likely sufficient to provide for any claim against us, which is the subject of a pending suit to which we are a party; (ii) determine the amount and form of security that will be sufficient to provide compensation to any claimant who has rejected our offer for security as discussed above; and (iii) determine the amount and form of security that will be reasonably likely sufficient to provide compensation for claims that have not been made known to us or that have not arisen, but that, based on facts known to us, are likely to arise or become known within five years after the date of dissolution (or longer, but no more than 10 years, in the discretion of the Delaware Court of Chancery).

Once we have completed these steps, we will: (i) pay the claims made and not rejected in accordance with Section 280(a) of the DGCL (as discussed above); (ii) post the security offered and not rejected pursuant to Section 280(b)(2) of the DGCL (as discussed above); (iii) post any security ordered by the Court of Chancery (as discussed above); and (iv) pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined by us to be due to a claimant.

Only after all of the foregoing steps have been completed may we distribute any remaining cash to our stockholders. Such liquidating distributions, if any, will be made to the holders of our Capital Stock on a pro rata basis. All determinations as to the time for and the amount and kind of distributions will be made by the Board in its absolute discretion, so long as the Board does not distribute amounts owed to creditors or required to be held as security for creditors by the Delaware Court of Chancery. No assurances can be given that our current cash resources will be adequate to provide for our obligations, liabilities, expenses and claims, or to make any cash distributions to stockholders.

Principal Provisions of the Plan of Dissolution

This section of the proxy statement describes material aspects of the proposed Plan of Dissolution. While we believe that the description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the Plan of Dissolution attached as Appendix A hereto, and the other documents delivered with and incorporated by reference into this proxy statement for a more complete understanding of the Plan of Dissolution.

Approval of Dissolution of the Company Pursuant to the Plan of Dissolution

The dissolution of the Company pursuant to the Plan of Dissolution must be approved by the affirmative vote of a majority in voting power of the outstanding shares of our Capital Stock. The approval of the dissolution of the Company pursuant to the Plan of Dissolution by the requisite vote of the holders of our Capital Stock will constitute adoption of the Plan of Dissolution and a grant of full and complete authority for our Board and officers, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provisions of the DGCL.

Dissolution and Liquidation

If the dissolution of the Company pursuant to the Plan of Dissolution is approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as our Board, in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of our stockholders:

•	the redemption of all outstanding shares of Preferred Stock for $0.50 per share (contingent upon approval of the amendment of the Charter) as soon as reasonably practicable after the Special Meeting;

•	the payment of an extraordinary dividend of approximately $18 million to $20 million in the aggregate, or $0.65 to $0.75 per share to all holders of record of Common Stock as soon as reasonably practicable after the Special Meeting;

•	the filing of a certificate of dissolution with the Secretary of State;

•	the commencement of the Elective Dissolution Process;

•	the cessation of all of our business activities except for those relating to winding up and liquidating our business and affairs, including, but not limited to, prosecuting and defending suits by or against us, discharging or making provision for discharging our liabilities, withdrawing from all jurisdictions in which the Company is qualified to do business and distributing our remaining property among our stockholders according to their interests;

•	the payment of or the making of reasonable provision for the payment of all claims and obligations known to us, and the making of such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, including, without limitation, the establishment and setting aside of a reasonable amount of cash and/or property to satisfy such claims and obligations;

•	the pro rata distribution to our stockholders, or the transfer to one or more liquidating trustees, for the benefit of our stockholders under a liquidating trust, of our remaining assets after payment or provision for payment of our claims and obligations; and

•	the taking of any and all other actions permitted or required by the DGCL and any other applicable laws and regulations.

Authority of Directors

After the Effective Date, we expect that our Board, consisting of William A. Fletcher, Matthew M. Loar and John B. Stuppin will oversee the winding up of the business and affairs of the Company. Our Board may appoint officers, hire employees and retain independent contractors and agents in connection with the winding up process, and is authorized to pay compensation to or otherwise compensate our directors, officers, employees, independent contractors and agents above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Dissolution. Approval of the dissolution of the Company pursuant to the Plan of Dissolution by the requisite vote of our stockholders will constitute approval by our stockholders of any such cash or non-cash compensation.

The approval of the dissolution of the Company pursuant to the Plan of Dissolution by our stockholders also will authorize, without further stockholder action, our Board to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that our Board deems necessary, appropriate or desirable, in the absolute discretion of the Board, to implement the Plan of Dissolution and the transactions contemplated thereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Liquidating Trust

If deemed necessary, appropriate or desirable by our Board, in furtherance of the liquidation and distribution of our assets to stockholders in accordance with our Plan of Dissolution, we may, at any time, transfer to one or more liquidating trustees, for the benefit of our stockholders under a liquidating trust, any or all of our assets, including any cash intended for distribution to creditors and stockholders not disposed of at the time of dissolution of NTI. Our Board is authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more of our directors, officers, employees, agents or representatives, to act as the initial trustee. Any trustee so appointed shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in its capacity as trustee, shall assume all of our claims and obligations, including any unsatisfied claims and unknown or contingent liabilities. Any conveyance of assets to a trustee shall be deemed to be a distribution of property and assets by us to our stockholders, including for U.S. federal and state income tax purposes. Approval of the dissolution of the Company pursuant to the Plan of Dissolution by or stockholders shall constitute the approval of any trustee so appointed, any liquidating trust agreement, and any transfer of assets by us to the trust.

Professional Fees and Expenses

It is specifically contemplated that we will obtain legal and accounting advice and guidance from one or more law and accounting firms in implementing the Plan of Dissolution, and we will pay all fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan of Dissolution, including the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge, filing and disclosure of outstanding obligations, liabilities and claims, filing and resolution of claims with local, county, state and federal tax authorities, and the advancement and reimbursement of any fees and expenses payable by us pursuant to the indemnification we provide in our Charter and bylaws, the DGCL or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, we may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to us in connection with collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Dissolution.

Indemnification

We will continue to indemnify our directors, officers, employees, consultants, and agents to the maximum extent permitted in accordance with applicable law, our Charter and bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs, and we will indemnify any trustees and their agents on similar terms. Our Board and trustees are authorized to obtain and maintain insurance for the benefit of such directors, officers, employees, consultants, agents and trustees to the extent permitted by law and as may be necessary or appropriate to cover our obligations under the Plan of Dissolution, including seeking an extension in time and coverage of our insurance policies currently in effect.

Liquidating Distributions

We will, as determined by our Board and pursuant to the Elective Dissolution Process, (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to us, (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or to become known to us within five years after the Effective Date. Any of our assets remaining after the payment or the provision for payment of our claims and obligations shall be distributed by us pro rata to our common stockholders. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as our Board or trustees, in their absolute discretion, may determine upon completion of the Elective Dissolution Process.

If any liquidating distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing our Capital Stock as may be required pursuant to the Plan of Dissolution, or for any other reason, then the distribution to which such stockholder is entitled will be transferred, at such time as the final liquidating distribution is made, to the official of such state or other jurisdiction authorized or permitted by applicable law to receive the proceeds of such distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event will the proceeds of any such distribution revert to or become our property.

Amendment, Modification or Abandonment of Plan of Dissolution

If for any reason our Board determines that such action would be in the best interest of our Company and stockholders, our Board may, in its sole discretion and without requiring further stockholder approval, abandon the Plan of Dissolution and all action contemplated thereunder prior to the Effective Date. Our Board may not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder approval under the DGCL and federal securities laws without complying with such requirements. The Plan of Dissolution would be void upon the effective date of any such abandonment.

Cancellation of Capital Stock

The liquidating distributions to stockholders pursuant to the Plan of Dissolution shall be in complete redemption and cancellation of all of the outstanding shares of our Capital Stock. As a condition to receipt of the liquidating distribution, our Board or trustees may require our stockholders to (i) surrender to us their certificates evidencing their shares of Capital Stock or (ii) furnish us with evidence satisfactory to our Board or trustees of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to our Board or trustees. Thereafter, each holder of our Capital Stock will cease to have any rights with respect to his, her or its shares, except the right to receive distributions pursuant to the Plan of Dissolution.

Liquidation Under Code Sections 331 and 336

It is intended that the Plan of Dissolution constitutes a plan of complete liquidation of NTI within the meaning of Sections 331 and 336 of the Code. The Plan of Dissolution will be deemed to authorize the taking of such action as, on the advice of counsel for NTI, may be necessary to conform with the provisions of Sections 331 and 336 of the Code and the Treasury Regulations promulgated thereunder.

Filing of Tax Returns, Forms and Other Reports and Statements

The Plan of Dissolution authorizes our officers to make such elections for tax purposes as are deemed appropriate and in our best interest. The Plan of Dissolution directs us to file an appropriate statement of corporate dissolution with the Internal Revenue Service, to notify all jurisdictions of any withdrawals related to qualification to do business, file final tax returns and reports as required, and the proper Internal Revenue Service (“IRS”) forms related to the reporting of liquidating distributions to stockholders.

Estimated Liquidating Distributions

MANY OF THE FACTORS INFLUENCING THE AMOUNT OF CASH DISTRIBUTED TO OUR CAPITAL STOCKHOLDERS AS A LIQUIDATING DISTRIBUTION CANNOT CURRENTLY BE QUANTIFIED WITH CERTAINTY AND ARE SUBJECT TO CHANGE. ACCORDINGLY, YOU WILL NOT KNOW THE EXACT AMOUNT OF ANY LIQUIDATING DISTRIBUTIONS YOU MAY RECEIVE AS A RESULT OF THE PLAN OF DISSOLUTION WHEN YOU VOTE ON THE PROPOSAL TO APPROVE THE DISSOLUTION OF THE COMPANY PURSUANT TO THE PLAN OF DISSOLUTION. YOU MAY RECEIVE SUBSTANTIALLY LESS THAN THE AMOUNT WE CURRENTLY ESTIMATE.

As of June 30, 2009, we had approximately $18,522,000 in cash, cash equivalents and short-term investments, excluding the ARS. In addition to satisfying the liabilities reflected on our balance sheet, we anticipate using cash, and current assets converted to cash, between June 30, 2009 and the end of the liquidation process for a number of items, including the following:

•	ongoing operating, overhead and administrative expenses;

•	severance and termination benefits afforded to terminated employees;

•	operating lease obligations related to our corporate headquarters;

•	purchasing insurance policies and coverage for periods subsequent to the Effective Date;

•	expenses incurred in connection with the dissolution and our liquidation; and

•	professional, legal, tax, accounting, and consulting fees.

This projected liquidating distribution analysis assumes that the dissolution of the Company pursuant to the Plan of Dissolution and the amendment of the Charter will be approved by our stockholders. If the dissolution of the Company pursuant to the Plan of Dissolution and amendment of the Charter are not approved by our stockholders, (i) the Preferred Stock will not be redeemed; and (ii) we may not pay an extraordinary dividend to our stockholders. Due to the uncertainty relating to the sale or development and commercialization of XERECEPT by Celtic Pharma, we have not provided any estimate of the proceeds of any payments we might be entitled to receive under our agreement with Celtic Pharma in the amount of liquidating distributions. If we were to receive a substantial amount of money under our agreement with Celtic Pharma, that money could significantly affect the estimates that we have provided. We can provide no assurance, however, that XERECEPT will ever be approved, marketed or sold or that we will receive any payments from Celtic Pharma related to XERECEPT. The amount of any contingency reserve established by our Board will be deducted before the determination of amounts available for distribution to stockholders. Based on the foregoing, we currently estimate that the amount ultimately distributed to our holders of Common Stock upon liquidation will be between $0.10 and $0.41 per share of Common Stock, excluding payment of the extraordinary dividend of $0.65 to $0.75 per share to holders of our Common Stock and the redemption of our Preferred Stock for $0.50 per share, and not including the receipt of any potential value from the sale or development and commercialization of XERECEPT. The following estimates are not guarantees, do not reflect the total range of possible outcomes and have not been audited or reviewed by our independent registered public accounting firm. You may receive substantially less than the amount we currently estimate, or you may not receive any liquidating distributions if the dissolution of the Company pursuant to the Plan of Dissolution is not approved by our stockholders.

Estimated Liquidating Distributions to Stockholders

	Low Range of	High Range of
	Net	Net
	Proceeds	Proceeds

Assets
Cash and Investments as of June 30, 2009, excluding Auction Rate Securities(a)	$18,522,000	$18,522,000
Auction Rate Securities(b)	$3,500,000	$7,500,000
Accounts Receivable and Other Assets as of June 30, 2009(c)	$184,000	$184,000
Memantine Royalties Received in August 2009(d)	$1,119,000	$1,119,000
Memantine Final Payment Expected September 2009(e)	$4,900,000	$4,900,000
Estimated Proceeds from Exercise of Stock Options(f)	$58,000	$58,000
Estimated Proceeds from Sale of Furniture and Other Assets(g)	$51,000	$75,000
Total Estimated Assets	$28,334,000	$32,358,000
Liabilities and Expenses
Accounts Payable and Accrued Liabilities as of June 30, 2009(h)	$(820,000)	$(820,000)
Estimated operating Expenses through liquidation(i)	$(1,000,000)	$(800,000)
Lease Obligations	$(300,000)	$(300,000)
One-time Severance Payments(j)	$(350,000)	$(350,000)
Legal and Other liquidation Costs	$(500,000)	$(250,000)
Accounting Costs	$(100,000)	$(60,000)
Insurance(k)	$(450,000)	$(200,000)
Estimated Reserves, Contingencies and Allowance for Claims(l)	$(1,100,000)	$(500,000)
Establishment and Funding of Liquidating Trust, if elected(m)	$(500,000)	$(100,000)
Total Estimated Liabilities and Expenses	$(5,120,000)	$(3,380,000)
Stockholders Equity Available for Distribution	$23,214,000	$28,978,000
Redemption of Preferred Stock (494,000 shares @ $0.50 per share)	$(247,000)	$(247,000)
Payment of Extraordinary Dividend on Common Stock	$(20,265,000)	$(17,563,000)
Estimated Cash to Distribute to Common Stockholders	$2,702,000	$11,168,000
Common Shares Outstanding(n)	27,019,805	27,019,805
Estimated Distribution per Share of Common Stock(o)	$0.10	$0.41

Notes:

(a)	Consists of all cash, cash equivalents and short-term investments held by the Company as of June 30, 2009, excluding the ARS.

(b)	Assumes that our ARS will be liquidated before the completion of the Elective Dissolution Process. If we are unable to liquidate our ARS prior to completing the Elective Dissolution Process, the amount of “Estimated Cash to Distribute to Stockholders” will decrease by $3,500,000 (low range) or $7,500,000 (high range), resulting in a revised estimated per share final distribution range of $0.00 to $0.13. The ARS were valued in our financial statements at $5,527,000, based on prices provided by Citigroup which were determined based on a model of interest rates and discounted cash flows. There is no assurance that we could recover the carrying value of our ARS as set forth in our financial statements, as the markets for these securities are not active and quotes from potential purchasers are generally not available. We are unable to estimate at this time the amount we might obtain upon liquidation of our ARS, whenever the liquidation occurs. It is unlikely to be possible for us to obtain an amount that is higher than the par value of the ARS, or $7,500,000.

(c)	Value based on June 30, 2009 financial statements.

(d)	Represents the amount received by the Company in August 2009 pursuant to its agreement with Merz.

(e)	Represents the final payment amount Merz has agreed to pay the Company, which is expected to be received in September 2009.

(f)	Assumes the exercise of all stock options for which the exercise price is less than the market price of our Common Stock at the close of business on August 31, 2009.

(g)	Estimated sales value for all office furniture, artwork, computer and office equipment.

(h)	Consists of accounts payable, accrued clinical trial expenses, accrued professional expenses and other accrued liabilities in the June 30, 2009 financial statements.

(i)	Estimated operating expenses, including employee salaries, board fees, legal and accounting expenses, lease expense, insurance, information technology, travel and consulting costs through the estimated time of filing a plan of dissolution.

(j)	Severance payments and estimated COBRA costs for employees based on agreements currently in place.

(k)	Estimated cost of securing liability insurance coverage for the Company comparable to coverage currently in place.

(l)	Estimated range of potential claims, reserves and contingencies that may arise in the process of liquidation. While the Company is not aware of any specific claims that may be made or that are valid, other than those provided for in the financial statements, the Company believes that it is possible that some claims against the assets of the Company will be filed in the process of dissolution. The Company intends to review the claims and contest any claims that it does not feel are valid. However, some settlements may be made to minimize total costs, which have been provided for in this range.

(m)	Estimated costs for establishment and maintenance of a liquidating trust for the benefit of stockholders, if the board at the time determines this is in the best interests of the stockholders.

(n)	Consists of 26,929,805 shares of Common Stock outstanding as of September 15, 2009 plus 90,000 shares of Common Stock issuable upon exercise of in-the-money stock options.

(o)	The low estimate of $0.10 per share of Common Stock assumes we pay an extraordinary dividend of $0.75 per share of Common Stock and the high estimate of $0.41 per share of Common Stock assumes we pay an extraordinary dividend of $0.65 per share of Common Stock.

Pursuant to the Plan of Dissolution, we intend to distribute any remaining cash to our stockholders upon completion of the Elective Dissolution Process. We may defend suits and incur claims, liabilities and expenses (such as salaries and benefits, directors’ and officers’ insurance, payroll and local taxes, facilities expenses, legal, accounting and consulting fees, rent and miscellaneous office expenses) following approval of the dissolution of the Company pursuant to the Plan of Dissolution and during the three years following the Effective Date. Satisfaction of these claims, liabilities and expenses will reduce the amount of assets available for ultimate distribution to stockholders. While we cannot predict the actual amount of our liabilities, other obligations and expenses and claims against us, we believe that available cash will be adequate to provide for the satisfaction of our liabilities, other obligations and expenses and claims against us and that we will make one or more cash distributions to stockholders. The estimated range of approximately $0.10 and $0.41 per share is our best current estimate of the aggregate amount of cash that will ultimately be available for distribution to stockholders.

Assuming that the dissolution of the Company pursuant to the Plan of Dissolution is approved by the requisite vote of our stockholders, we intend to pay or make reasonable provision for the payment of claims against and obligations of the Company. Although we are not able to predict with certainty the precise nature, amount or timing of any distributions, we presently expect to make an initial distribution, as soon as reasonably practicable following the completion of the Elective Dissolution Process. We currently estimate that the amount ultimately distributed will be between approximately $0.10 and $0.41 per share of Common Stock, excluding any amounts received upon redemption of the Preferred Stock and payment of the extraordinary dividend and assuming we are (i) unable to receive any payments with respect to XERECEPT and (ii) able to timely liquidate our ARS prior to the conclusion of the Elective Dissolution Process. If we are unable to liquidate our ARS prior to completing the Elective Dissolution Process, the amount of “Estimated Cash to Distribute to Stockholders” will decrease by $3,500,000 (low range) or $7,500,000 (high range), resulting in a reduced estimated per share distribution of $0.00 to $0.13. We are unable to estimate at this time the amount of money we might obtain upon liquidation of our ARS if we do not liquidate our ARS before completing the Elective Dissolution Process. We are not able to predict with certainty the precise nature, amount or timing of any distributions, primarily due to our inability to predict the amount of our remaining liabilities, the amount that we will expend during the course of the liquidation, the timing of the liquidation of our ARS, the uncertainty surrounding any potential payments we might receive with respect to XERECEPT or how long it might take to complete the Elective Dissolution Process. To the extent that the amount of our liabilities or the amounts that we expend during the liquidation are greater than we anticipate, our stockholders may receive substantially less than the amount we currently estimate. Our Board has not established a firm timetable for any other distributions to our stockholders. Subject to contingencies inherent in winding up our business, our Board intends to authorize any distributions as promptly as reasonably practicable in our best interests and the best interests of our stockholders. Our Board, in its discretion, will determine the nature, amount and timing of all distributions upon completion of the Elective Dissolution Process.

Conduct of the Company Following Dissolution

Assuming that the dissolution of the Company pursuant to the Plan of Dissolution is approved by the requisite vote of our stockholders, we intend to redeem all outstanding shares of Preferred Stock (assuming the amendment of the Charter has been approved), pay an extraordinary dividend to all holders of Common Stock and file a certificate of dissolution with the Secretary of State as soon as reasonably practicable thereafter. We intend to make a public announcement in advance of the anticipated Effective Date. After the Effective Date, our corporate existence will continue for a minimum of three years but we may not carry on any business except that appropriate to wind up and liquidate our business and affairs, including, without limitation, collecting and disposing of our assets, satisfying or making reasonable provision for the satisfaction of our liabilities and, subject to legal requirements, distributing our remaining property among our stockholders.

Contingency Reserve

Under the DGCL, we are required, in connection with our dissolution, to satisfy or make reasonable provision for the satisfaction of all claims and liabilities. Following the Effective Date, and in accordance with the Elective Dissolution Process, we will pay all expenses and other known liabilities and establish a contingency reserve, consisting of cash or other assets, that the Delaware Court of Chancery determines will be adequate for the satisfaction of all current, contingent or conditional claims and liabilities. We also may seek to retain funds to acquire insurance coverage and take other steps our Board determines are reasonably calculated to provide for the satisfaction of the reasonably estimated amount of such liabilities. We are currently unable to provide a precise estimate of the amount of the contingency reserve or the cost of insurance or other steps we may undertake to make provision for the satisfaction of liabilities and claims, but any such amount will be deducted before the determination of amounts available for distribution to stockholders. Our established contingency reserve may not be sufficient to satisfy all of our obligations, expenses and liabilities, in which case a creditor could bring a claim against one or more of our stockholders for the total amount distributed by us to that stockholder or stockholders pursuant to the Plan of Dissolution.

Potential Liability of Stockholders

Under the DGCL, if the amount of the contingency reserve and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each stockholder could be held liable for amounts due to creditors up to the amounts distributed to such stockholder under the Plan of Dissolution.

The potential for stockholder liability regarding a distribution continues for three years after the Effective Date. Under the DGCL, our dissolution does not remove or impair any remedy available against the Company, our directors, officers or stockholders for any right or claim existing, or any liability incurred, prior to such dissolution or arising thereafter, unless the action or other proceeding thereon is not commenced within three years after the Effective Date.

If we were found to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve, a creditor could seek an injunction against us to prevent us from making distributions to stockholders under the Plan of Dissolution. Any such action could delay and substantially diminish liquidating distributions to our stockholders. For these reasons, we anticipate undertaking the Elective Dissolution Process to have the Delaware Court of Chancery approve our contingency reserve, thereby reducing the risk of legal action by creditors.

Reporting Requirements

We have an obligation to comply with the applicable reporting requirements of the Exchange Act because our Common Stock is registered pursuant to Section 12(b) of the Exchange Act. If the dissolution of the Company pursuant to the Plan of Dissolution is approved, we will deregister our Common Stock. Because our Common Stock will have been deregistered, we have fewer than 300 stockholders of record and compliance with such reporting requirements may be economically burdensome and of minimal value to our stockholders, in order to curtail expenses, we intend, on or about the Effective Date, to seek relief from the SEC to suspend our reporting obligations under the Exchange Act. We anticipate that, if granted such relief, we would continue to file current reports on Form 8-K to disclose material events relating to our dissolution and liquidation along with any other reports that the SEC might require. However, the SEC may not grant us the requested relief. To the extent that we are unable to suspend our obligation to file periodic reports with the SEC, we would be obligated to continue complying with the applicable reporting requirements of the Exchange Act and will be required to continue to incur the expenses associated with these reporting requirements, which will reduce the cash available for distribution to our stockholders.

Closing of Transfer Books

Our Board will direct that our stock transfer books be closed and recording of transfers of our Capital Stock discontinued as of the Effective Date. Thereafter, certificates representing shares of our Capital Stock will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates, other than replacement certificates.

The liquidating distributions to stockholders pursuant to the Plan of Dissolution shall be in complete redemption and cancellation of all of the outstanding shares of our Capital Stock. As a condition to receipt of the liquidating distribution, our Board or trustees may require our stockholders to (i) surrender to us their certificates evidencing their shares of Capital Stock or (ii) furnish us with evidence satisfactory to our Board or any trustees of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to our Board or any trustees. Thereafter, each holder of our Capital Stock will cease to have any rights with respect to his, her or its shares, except the right to receive distributions pursuant to the Plan of Dissolution.

If the surrender of stock certificates will be required following the dissolution, we will send you written instructions regarding such surrender. Any distributions otherwise payable by us to stockholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property).

Cessation of Trading of Common Stock

We anticipate that we will request that our Common Stock be delisted from the NASDAQ Capital Market at the close of business on the Effective Date and that trading will be suspended on the Effective Date or as soon thereafter as is practicable. As noted above, we also currently expect to close our stock transfer books and withdraw our CUSIP number on the Effective Date and to discontinue recording transfers and issuing stock certificates (other than replacement certificates) at that time. Accordingly, it is expected that trading in our shares of Common Stock, on any exchange, will cease after the Effective Date.

Treatment of Options

If the stockholders approve the dissolution of the Company pursuant to the Plan of Dissolution, all outstanding unvested options to purchase shares of the Company’s Common Stock shall fully vest. Options outstanding and unexercised as of the Effective Date will be terminated.

Redemption of Preferred Stock and Payment of Extraordinary Dividend

Promptly following the approval of the amendment of the Charter, the Company expects that it will redeem all outstanding shares of Preferred Stock for $0.50 per share and then pay an extraordinary dividend to holders of Common Stock in the amount of approximately $18 million to $20 million in the aggregate, or $0.65 to $0.75 per share, based on the number of shares of Common Stock outstanding as of the record date for the Special Meeting. After these payments are made, the Company expects to file a certificate of dissolution with the Secretary of State.

Absence of Appraisal Rights

Under the DGCL, holders of our shares of Capital Stock are not entitled to assert appraisal rights with respect to the Plan of Dissolution.

Regulatory Approvals

We are not aware of any U.S. federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Plan of Dissolution, except for compliance with applicable SEC regulations in connection with this proxy statement and compliance with the DGCL. If our stockholders approve the dissolution of the Company pursuant to the Plan of Dissolution, we intend to file our certificate of dissolution with the Secretary of State as soon as reasonably practicable after the Special Meeting.

Interests of Management in the Dissolution of the Company

Our directors, including William A. Fletcher (our Acting Chief Executive Officer), Abraham E. Cohen, F. Van Kasper, Theodore L. Eliot, Jr., Abraham D. Sofaer and John B. Stuppin and members of management, including Matthew M. Loar, Vice President and Chief Financial Officer, have vested and exercisable options to purchase an aggregate of 361,471 shares of our Common Stock, 90,000 of which have exercise prices below $0.82 per share, which was the closing sales price of our Common Stock on the NASDAQ Capital Market on August 31, 2009. Pursuant to the terms of the plans under which the options were granted, if the Company adopts a plan of dissolution, the Board may, in its discretion, cause the options to be fully vested and exercisable (although not after the expiration date of the options) before the dissolution is completed (but contingent upon its completion). The Board intends to accelerate the vesting of all outstanding options so that the options become exercisable upon approval of the dissolution of the Company pursuant to the Plan of Dissolution. Accordingly, it is expected that the vesting of all outstanding unvested options shall be accelerated to the date that is 10 days prior to the Special Meeting, subject to, and conditional upon, approval of the dissolution of the Company pursuant to the Plan of Dissolution at the Special Meeting (the “Acceleration”). Our directors currently hold options to purchase an aggregate of 90,000 shares at an exercise price of $0.65 per share, which options would otherwise vest on November 13, 2009. We therefore expect that the options held by our directors will be exercised before the dissolution is completed. See “Security Ownership of Certain Beneficial Owners and Management” for information on the number of shares and options held by our directors and executive officers. Options not exercised before the Effective Date will be terminated. See “Treatment of Options” for additional information.

Abraham E. Cohen, Chairman of the Board, will continue to receive $10,000 per quarter, F. Van Kasper, Chairman of the Audit Committee will continue to receive $8,750 per quarter and each other member of our Board (Theodore L. Eliot, Jr., William A. Fletcher, Abraham D. Sofaer and John B. Stuppin) will continue to receive $7,500 each quarter until the Effective Date for their services as directors. We expect that, upon approval of the dissolution of the Company pursuant to the Plan of Dissolution, William A. Fletcher and John B. Stuppin will continue as directors and that all others will resign from the Board effective as of the Effective Date. We also expect that Matthew M. Loar will be appointed to the Board as of the Effective Date. Thereafter, directors will receive

$5,000 per quarter for so long as they remain directors, managers or trustees of the Company as the Company completes the dissolution process.

Effective September 1, 2009, the fees paid to William A. Fletcher, our Acting Chief Executive Officer, were reduced to $12,500 per month and the salary paid to Matthew M. Loar, our Vice President and Chief Financial Officer, was reduced to $140,000 per year. Mr. Loar will remain eligible to receive a retention bonus of $28,000 for the quarter ending September 30, 2009 if he is still employed on that date. Mr. Loar’s retention bonus will be reduced to $14,000 for the quarter ending December 31, 2009. Mr. Loar’s employment as an officer will be terminated as of the Effective Date, whereupon Mr. Loar will be eligible to receive the $14,000 retention bonus in addition to severance benefits under his existing employment agreement.

Following dissolution, we will continue to indemnify our directors, officers, employees, consultants and agents to the maximum extent permitted in accordance with applicable law, our Charter, bylaws and any contractual arrangements for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs, and we will indemnify any trustees and their agents on similar terms. Our Board and any trustees are authorized to obtain and maintain insurance for the benefit of such directors, officers, employees, consultants, agents and any trustees to the extent permitted by law and as may be necessary or appropriate to cover our obligations under the Plan of Dissolution, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect. As part of our dissolution process, we will purchase insurance policies and coverage for periods subsequent to the Effective Date.

Accounting Treatment

If our stockholders approve the dissolution of the Company pursuant to the Plan of Dissolution, we will change our basis of accounting from that of an operating developmental stage enterprise, which contemplates realization of assets and satisfaction of liabilities in the normal course of business, to the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of Common Stock. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, estimated satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Dissolution based upon management assumptions.

The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. Ultimate values realized for our assets and ultimate amounts paid to satisfy our liabilities are expected to differ from estimates recorded in annual or interim financial statements.

Required Vote

All holders of our Capital Stock as of the record date are entitled to vote on this proposal. The approval of the dissolution of the Company pursuant to the Plan of Dissolution requires the affirmative vote of a majority in voting power of the outstanding shares of our Capital Stock. Abstentions and broker non-votes will have the same effect as votes against this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

Members of our Board who beneficially owned an aggregate of approximately 2% of the outstanding shares of Capital Stock as of August 31, 2009 have indicated that they intend to vote in favor of this proposal.

Recommendation of our Board

Our Board has determined that the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution is advisable and in our best interests and the best interests of our stockholders. Our Board has approved the Plan of Dissolution and unanimously recommends that stockholders vote “FOR” approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

PROPOSAL 2: APPROVAL OF AMENDMENT TO CHARTER TO AUTHORIZE
REDEMPTION OF PREFERRED STOCK

General

Our Board has adopted a resolution approving, declaring the advisability of and recommending to the stockholders for their adoption an amendment to our Charter (the “Amendment”) to authorize the Company’s redemption of the outstanding Preferred Stock. The Company’s Charter authorizes the issuance of 5,000,000 shares of preferred stock, 3,000,000 of which are designated as the Series A Preferred Stock. 494,000 shares of Series A Preferred Stock, held by 11 holders of record, are currently outstanding. The Amendment is intended to aid the Company in completing the liquidation and dissolution process by allowing the Company to redeem all outstanding shares of Preferred Stock prior to the payment of the extraordinary dividend to holders of Common Stock, so that all holders of our Capital Stock are able to receive a distribution of cash from the Company as soon as reasonably practicable following the Special Meeting. If the Amendment is not approved, the Company will not be authorized to redeem the Preferred Stock and the Board will need to determine whether to pay dividends to the holders of our Preferred Stock and Common Stock or to defer any payments to our stockholders until after the Effective Date. Thus, failure to approve the Amendment may delay distributions to all holders of the Company’s Capital Stock until the conclusion of the Elective Dissolution Process.

Summary of the Amendment

If the Charter is amended, the Company will have the right to redeem any and all outstanding shares of the Preferred Stock at any time upon providing notice to the holders of Preferred Stock of the Company’s intent to redeem the Preferred Stock and giving them an opportunity to convert their shares of Preferred Stock into shares of Common Stock. Under the Charter, if the Company declares a dividend upon its Common Stock, the Company must provide the holders of Preferred Stock with at least 20 days’ prior written notice of the date on which a record shall be taken for such dividend in order to provide the holders of Preferred Stock an opportunity to convert their shares of Preferred Stock into shares of Common Stock.

If a holder of Preferred Stock elects not to convert its shares of Preferred Stock into shares of Common Stock and the Company exercises its right to redeem a holder’s shares of Preferred Stock (the “Redeemed Shares”), the Board will deliver to the holder a notice of redemption, and from the date of such notice the Redeemed Shares shall cease to be outstanding, shall not be transferable on the books of the Company, and the holder of the Redeemed Shares shall cease to be entitled to dividends, voting rights and all other rights with respect to the Redeemed Shares other than the right to receive payment from the Company of the redemption price. The redemption price for each Redeemed Share will be $0.50 per share (the “Redemption Price”). The Redemption Price for each Redeemed Share will be paid to the holder in cash.

If a holder of Preferred Stock elects to convert its shares of Preferred Stock into shares of Common Stock, such holder will receive one share of Common Stock for every seven shares of Preferred Stock it holds. Accordingly, if, as anticipated, we pay an extraordinary dividend of approximately $18 million to $20 million, or $0.65 to $0.75 per share, of Common Stock and you convert your shares of Preferred Stock into shares of Common Stock prior thereto, then you will receive only $0.093 to $0.107 per share of Preferred Stock, rather than the $0.50 per share of Preferred Stock that the holder would receive upon redemption.

Reasons for the Amendment

The Company seeks to make a cash distribution to its holders of Capital Stock as soon as reasonably practicable following the Special Meeting. Pursuant to the Charter, the holders of Preferred Stock are entitled to a liquidation preference of $0.50 per share upon the dissolution of the Company. The Company seeks approval of the Amendment to have the authority to redeem all outstanding shares of Preferred Stock at $0.50 per share prior to paying the extraordinary dividend to holders of Common Stock, so that all holders of Capital Stock receive a cash distribution from the Company as soon as reasonably practicable following the Special Meeting.

The Company believes the amendment is beneficial to the holders of both Preferred Stock and Common Stock. Approval of the amendment will enable the Company to pay holders of Preferred Stock of $0.50 per share soon after the Special Meeting, rather than having to wait until the conclusion of the Elective Dissolution Process. The proposed redemption also benefits the holders of Common Stock because, if the Amendment is not approved, the Company will not be authorized to redeem the Preferred Stock and the Board will need to determine whether to pay dividends to the holders of our Preferred Stock and Common Stock or to defer any payments to our stockholders until after the Effective Date. Accordingly, if the amendment is not approved, holders of our Capital Stock may not receive any distribution from the Company until the conclusion of the Elective Dissolution Process, which we estimate could take six to twelve months, or longer, to complete.

Proposed Amendment

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, which would delete Article V(a)(5) of the Charter in its entirety and replace it with the following:

“5. Redemption Rights.  The Board of Directors, at its discretion, shall be authorized to redeem any and all shares of Series A Preferred pursuant to this Article V(a)(5) at any time. The Board of Directors shall be entitled to redeem any and all shares of Series A Preferred by delivering to the holder of Series A Preferred a notice of redemption hereunder, and from and after the date of giving such notice (the “Redemption Date”), the shares called for redemption (each, a “Redeemed Share”) shall cease to be outstanding, shall not be transferred on the books of the Corporation, and the holder thereof shall cease to be entitled to dividends, voting rights and all other rights with respect to each Redeemed Share, excepting only the right to receive payment by the Corporation of the redemption price for such shares as set forth below. The redemption price for each Redeemed Share shall be $0.50 (the “Redemption Price”). The Redemption Price for each Redeemed Share shall be payable to the holder thereof in cash after the holder has surrendered the Redeemed Share to the Corporation for redemption.”

Interests of Management in Approving the Amendment of the Charter

Of the 494,000 shares of Series A Preferred Stock currently outstanding, certain members of the Board, John B. Stuppin and Abraham D. Sofaer, together hold 200,000 of the shares. Accordingly, these directors may have interests that conflict with those people who only hold shares of our Common Stock and therefore may be deemed to have a potential conflict of interest in recommending approval of the Amendment because these directors stand to receive $0.50 per share of Series A Preferred Stock that they hold upon the Company’s redemption of such shares. These directors would not be entitled to this payment in the absence of the Amendment. However, pursuant to the liquidation preference contained in the Charter, these directors are entitled to $0.50 per share upon dissolution of the Company.

Absence of Appraisal Rights

Under the DGCL, holders of our shares of Capital Stock are not entitled to assert appraisal rights with respect to the amendment of the Charter.

Required Vote

All holders of our Capital Stock as of the record date are entitled to vote on this proposal. The approval of the amendment to the Charter requires the affirmative vote of a majority in voting power of the outstanding shares of our Capital Stock as of the Record Date, including the affirmative vote of a majority of the outstanding shares of our Preferred Stock as of the Record Date, voting as a separate class. Abstentions and broker non-votes will have the same effect as votes against this proposal. It is intended that shares represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.

Members of our Board who beneficially owned an aggregate of approximately 40% of the outstanding shares of Preferred Stock as of the Record Date have indicated that they intend to vote in favor of this proposal.

Recommendation of our Board

Our Board unanimously recommends that stockholders vote “FOR” approval of the Amendment.

PROPOSAL 3: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING
TO SOLICIT ADDITIONAL PROXIES

General

At the Special Meeting, we may ask our stockholders to consider and vote on a proposal to adjourn the Special Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of Proposals 1 and 2 if there are not sufficient votes at the Special Meeting to approve those proposals. Any adjournment of the Special Meeting may be made without notice, other than by the announcement made at the Special Meeting, if a majority of the voting power of our Capital Stock present at the Special Meeting and entitled to vote on the adjournment vote in favor of the adjournment proposal at the Special Meeting. However, if the adjournment is for more than 30 days from the date set for the original meeting, a new notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. If we adjourn the Special Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting.

Required Vote

The approval of any adjournment of the Special Meeting requires the approval of a majority in voting power of the outstanding shares of our Capital Stock present at the Special Meeting and entitled to vote on the adjournment.

Recommendation of our Board

Our Board unanimously recommends that stockholders vote “FOR” approval of Proposal 3.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes certain material U.S. federal income tax considerations for the Company and the current stockholders of our Capital Stock in connection with the matters discussed in this proxy statement. This summary assumes that such stockholders are “U.S. holders” (as defined below) that hold their Capital Stock as capital assets. This summary does not address the tax considerations that may be relevant to taxpayers subject to special rules under the Code, in light of the stockholder’s individual investment or tax circumstances. In addition, this discussion does not address (a) U.S. gift or estate tax laws, (b) state, local or non-U.S. tax considerations, (c) special tax rules that may apply to certain stockholders, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, taxpayers that are subject to the alternative minimum tax, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, U.S. expatriates or persons other than U.S. holders, (d) special tax rules that may apply to stockholders that acquire, hold, or dispose of our Capital Stock as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment, or (e) special tax rules that may apply with respect to stockholders that have acquired our Capital Stock as compensation or in exchange for the provision of services. Additionally, this discussion does not consider the tax treatment of partnerships (or other entities treated as partnerships for U.S. federal income tax purposes) or other pass-through entities or persons who hold our Capital Stock through such entities.

This discussion is based on the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, or may be subject to differing interpretations, so as to result in U.S. federal income tax considerations significantly different from those discussed below. Moreover, this summary is not binding on the IRS or the U.S. courts, and no assurance can be provided that the conclusions reached in this summary will not be challenged by the IRS or will be sustained by a U.S. court if so challenged. The U.S. federal income tax discussion set forth below is included for general information only.

As used herein, a “U.S. holder” means a person that is a beneficial owner of our Capital Stock that, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S. or any state in the U.S., including the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM IN CONNECTION WITH THE MATTERS DISCUSSED IN THIS PROXY STATEMENT, INCLUDING TAX REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FOREIGN, FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THEIR PARTICULAR TAX CONSEQUENCES.

Certain Considerations for the Company

After the approval of the dissolution of the Company pursuant to the Plan of Dissolution and until our liquidation is completed, we will continue to be subject to U.S. federal income tax on our taxable income, if any, such as interest income, gain from the sale of any remaining assets or income from operations. Upon the sale of any of our assets in connection with our liquidation, we will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the consideration received for each asset sold and (ii) our adjusted tax basis in the asset sold. We should not recognize any gain or loss upon the distribution of cash to our stockholders in liquidation of their shares of our Common Stock. We currently do not anticipate making distributions of property other than cash to stockholders in our liquidation. In the event we were to make a liquidating distribution of property other than cash to our stockholders, we will recognize gain or loss upon the distribution of such property as if we sold the distributed property for its fair market value on the date of the distribution.

For regular U.S. federal income tax purposes, we intend to offset any taxable income and gain recognized by the Company with our net operating losses (“NOLs”); however, there can be no assurance regarding the amount or availability of any such NOLs. Any tax liability of the Company resulting from recognizing income or gain in excess of any available NOLs will reduce net cash available for distribution to our stockholders.

Certain Considerations for the Holders of Preferred Stock

Conversion to Common Stock.  In general, if a holder of Preferred Stock elects to convert shares of Preferred Stock into shares of Common Stock, such holder will not recognize gain or loss on such conversion if no cash is received. Dividend income may be recognized, however, to the extent cash or Common Stock is received in payment of dividends in arrears or to the extent of cash received in lieu of fractional shares of Common Stock. Generally, such stockholder’s aggregate tax basis in the shares of Common Stock received upon the conversion of shares of Preferred Stock (other than shares, if any, taxed as a dividend upon receipt) will equal its aggregate adjusted tax basis in the converted shares of Preferred Stock, and the holding period of such shares of Common Stock will include the holding period of the converted shares of Preferred Stock. Any shares of Common Stock received in such a conversion will be treated in the same manner as described below under “Certain Considerations for the Holders of Common Stock” in connection with the extraordinary dividend, if any, and liquidating distributions.

Redemption of Preferred Stock.  In general, if a holder of Preferred Stock elects not to convert its shares of Preferred Stock into shares of Common Stock and the Company exercises its right to redeem a holder’s shares of Preferred Stock, such stockholder will recognize gain or loss, if any, equal to the difference between its aggregate adjusted tax basis in such shares of Preferred Stock and amounts received by such stockholder as redemption proceeds. Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the stockholder held such shares of Preferred Stock for a period greater than one year at the time of the redemption. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to limitations.

In general, a holder of Preferred Stock that has shares of Preferred Stock redeemed, but continues, directly or indirectly (including by attribution), to own Capital Stock immediately after the redemption, should recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that the receipt of cash upon such redemption either (i) is “not essentially equivalent to a dividend” (i.e., such stockholder experiences a “meaningful reduction” in his or her proportionate interest in the Company as a result of the redemption), or (ii) constitutes a “substantially disproportionate redemption of stock” (i.e., the percentage of outstanding shares of our Capital Stock owned by such stockholder, directly or indirectly (including by attribution), immediately after the redemption is (a) less than 50% of all outstanding shares and (b) less than 80% of the percentage of shares of our Capital Stock owned by such stockholder immediately before the redemption).

If a stockholder’s receipt of cash in redemption of shares of Preferred Stock in exchange for shares of Common Stock is not treated as capital gain or loss, in general, it will be treated first as ordinary dividend income to the extent of such stockholder’s ratable share of the Company’s current and accumulated earnings and profits, if any, then as a nontaxable return of capital to the extent of such holder’s aggregate adjusted tax basis in his or her shares of Preferred Stock, and any remaining amount will be treated as capital gain, as further described below in “— Extraordinary Dividend.”

Certain Considerations for the Holders of Common Stock

Extraordinary Dividend.  Any distributions with respect to our Common Stock will constitute dividends, which may be taxable as ordinary income, to the extent of the Company’s current or accumulated earnings and profits, if any, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s earnings and profits will be treated first as a nontaxable return of capital to the extent of the stockholder’s tax basis in his or her shares of Common Stock on a dollar-for-dollar basis and thereafter as capital gain.

To the extent any distributions are treated as dividends for U.S. federal income tax purposes, (i) stockholders that are corporations may be entitled to claim a dividends received deduction, (ii) non-corporate stockholders may be subject to more favorable tax rates applicable to dividends, and (iii) if the amount of the dividend is equal to or in excess of ten percent of a stockholder’s adjusted basis (or fair market value in certain definitive, pre-determined circumstances) in its shares of Common Stock, special rules may apply.

Liquidating Distributions.  The Company intends to treat amounts distributed to stockholders as liquidating distributions pursuant to the Plan of Dissolution as full payment in exchange for their shares of our Common Stock in a taxable transaction. Provided that the liquidating distributions are treated as a taxable exchange, a stockholder generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value of other property, if any, distributed to such stockholder (including distributions to any liquidating trust (as described below)), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s adjusted tax basis in the shares of our Common Stock. Any such gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of Common Stock acquired at different dates or for different prices. Each liquidating distribution will be allocated proportionately to each share of Common Stock owned by a stockholder and will be applied first to recover a stockholder’s tax basis with respect to such share of stock. Gain will be recognized in connection with liquidating distributions allocated to a share of Common Stock to the extent that the aggregate value of all liquidating distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share. Any loss generally will be recognized only in the tax year that a stockholder receives the final distribution to stockholders, and then only if the aggregate value of the liquidating distributions with respect to a share of stock is less than the stockholder’s tax basis for that share. Any payments by a stockholder in satisfaction of any Company contingent liability not covered by the Company’s contingency reserve generally would produce a loss in the year paid. Generally, gain or loss recognized by a stockholder in connection with the liquidation will be capital gain or loss and will be long-term capital gain or loss if the share has been held for more than one year and short-term capital gain or loss if the share has not been held for more than one year. Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain. The deductibility of capital losses is subject to limitations.

If we make a liquidating distribution of property other than cash to our stockholders, a stockholder’s tax basis in such property immediately after the distribution generally will be the fair market value of the property received by the stockholder at the time of distribution. Gain or loss realized upon the stockholder’s future sale of that property generally would be measured by the difference between the proceeds received by the stockholder in the sale and the tax basis of the property sold.

Liquidating Trusts

If we transfer assets to a liquidating trust for the benefit of our stockholders, we intend to treat any such liquidating trust as a grantor trust of the stockholders. Assuming the liquidating trust is properly characterized as a grantor trust, stockholders will be treated for U.S. federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust in a taxable transaction and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s). The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Former holders of Common Stock of the Company, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any income, gain or loss recognized by such liquidating trust, whether or not they receive any actual distributions from the liquidating trust, and accordingly may recognize taxable income without the receipt of cash. As a result, stockholders will not be subject to tax when distributions are actually made by the liquidating trust and, if stockholders never receive an amount previously treated as income as a distribution from the liquidating trust, the stockholders may be entitled to a loss deduction. Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding

The gross amount of any distributions paid in redemption of the Preferred Shares, as extraordinary dividends or pursuant to the Plan of Dissolution to a stockholder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be reduced by backup withholding at the rate applicable at the time of such distributions. Back-up withholding generally will not apply to payments made to some exempt recipients, such as a corporation or a stockholder who furnishes a correct taxpayer identification number or provides a certificate of non-U.S. status and provides certain other required information.

Back-up withholding is not an additional tax. Amounts that are withheld under the back-up withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Stockholders should consult their own tax advisors regarding application of back-up withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of June 30, 2009 based on information available to us and filings with the SEC by:

•	each of our directors;

•	each of our “named executive officers” as defined under the Executive Compensation caption below;

•	all of our current directors and executive officers as a group; and

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under stock options that are exercisable within 60 days of June 30, 2009 and upon conversion of shares of Series A Preferred Stock are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or Series A Preferred Stock, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership of common stock is based on 26,929,805 shares of common stock outstanding as of June 30, 2009. Percentage of beneficial ownership of Series A Preferred Stock is based on 494,000 shares of Series A Preferred Stock outstanding as of June 30, 2009. Unless otherwise noted below, the address of each person listed on the table is c/o Neurobiological Technologies, Inc., 2000 Powell Street, Suite 800, Emeryville, California 94608.

		Shares			Shares of
	Shares of	with Right to			Series A	Percentage
	Common	Acquire	Total	Percentage	Preferred	of Series A
	Stock	within 60	Beneficial	of Common	Stock	Preferred
Name and Address	Owned	Days	Ownership	Stock	Owned	Stock

MAK Capital One(1)	5,220,057	72,856	5,292,913	19.6%	—	—
590 Madison Avenue, 9th Floor New York, NY 10022
BVF, Inc.(2)	5,288,754	—	5,288,754	19.6%	—	—
900 N. Michigan Avenue, Suite 1100 Chicago, Illinois 60611
Highland Capital Management, L.P.(3)	4,737,479	—	4,737,479	17.6%	—	—
Two Galleria Tower 13455 Noel Road, Suite 800 Dallas, Texas 75240
Millennium Technology Ventures(4)	1,969,880	—	1,969,880	7.3%	—	—
747 Third Avenue, 38th Floor New York, New York 10017
John B. Stuppin	174,484	59,997	234,481	*	100,000	20.2%
Abraham E. Cohen	118,707	55,350	174,057	*	—	—
Abraham D. Sofaer	110,931	54,635	165,566	*	100,000	20.2%
F. Van Kasper	43,600	66,139	109,739	*	—	—
William A. Fletcher	68,600	38,570	107,170	*	—	—
Matthew M. Loar	25,000	75,000	100,000	*	—	—
Theodore L. Eliot, Jr.	2,617	40,350	42,967	*	—	—
Paul E. Freiman(5)	14,920	—	14,920	*	—	—
Warren W. Wasiewski	—	—	—	*	—	—
All current executive officers and directors as a group (7 persons)	543,939	390,041	933,980	3.5%	200,000	40.4%

*	Less than one percent.

(1)	Shares of common stock owned are based on information contained in a Schedule 13G/A filed November 18, 2008 by MAK Capital One LLC (“MAK Capital”), Michael A. Kaufman (“Kaufman”), MAK Capital Fund LP (“MAK Fund”), Paloma International LP (“Paloma”) and S. Donald Sussman (“Sussman”) According to the Schedule 13G/A, (i) MAK Capital beneficially owned 5,220,057 shares of common stock; (ii) Kaufman beneficially owned 5,220,057 shares of common stock; (iii) MAK Fund beneficially owned 3,627,192 shares of common stock; (iv) Paloma beneficially owned 1,592,865 shares of common stock; and (iv) Sussman beneficially owned 1,592,865 shares of common stock as of November 14, 2008. MAK Capital, Kaufman and MAK Fund have shared power to direct the vote and disposition of the 3,627,192 shares of common stock owned by MAK Fund. Paloma, Sussman, MAK Capital and Kaufman have shared power to direct the vote and disposition of the 1,592,865 shares of common stock owned by Paloma. Paloma owns its shares through a subsidiary, Sunrise Partners Limited Partnership.

(2)	Based on information contained in a Schedule 13D/A filed December 24, 2008 by Biotechnology Value Fund, L.P. (“BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), BVF Investments, L.L.C. (“Investments”), Investment 10, L.L.C. (“ILL10”), BVF Partners L.P. (“Partners”) and BVF Inc. (“BVF Inc.”). According to the Schedule 13D, (i) BVF beneficially owned 1,241,336 shares of common stock; (ii) BVF2 beneficially owned 843,807 shares of common stock; (iii) Investments beneficially owned 2,853,250 shares of common stock; and (iv) ILL10 beneficially owned 350,361 shares of common stock as of October 29, 2007. Accordingly, beneficial ownership by Partners and BVF Inc. includes a total of 5,288,754 shares of common stock. Pursuant to the operating agreement of Investments, Partners is authorized, among other things, to invest the funds of Ziff Asset Management, L.P., the majority member of Investments, in shares of the common stock and to vote and exercise dispositive power over those shares of the common stock. Partners and BVF Inc. share voting and dispositive power over shares of the common stock beneficially owned by BVF, BVF2, Investments and those owned by ILL10, on whose behalf Partners acts as an investment manager and, accordingly, Partners and BVF Inc. have beneficial ownership of all of the shares of the common stock owned by such parties.

(3)	Based on information contained in a Schedule 13G/A filed February 17, 2009 by Highland Capital Management, L.P. (“Highland”), Strand Advisors, Inc. (“Strand”) and James Dondero (“Dondero”). According to the Schedule 13G/A, (i) Highland beneficially owned 4,737,479 shares of common stock; (ii) Strand beneficially owned 4,737,479 shares of common stock; and (iii) Dondero beneficially owned 4,737,479 shares of common stock as of December 31, 2008. Highland Capital principally serves as an investment adviser and/or manager to other persons; Highland Capital may be deemed to beneficially own shares owned and/or held by and/or for the account of and/or benefit of other persons. Strand serves as the general partner of Highland Capital; Strand may be deemed to beneficially own shares owned and/or held by and/or for the account of and/or benefit of Highland Capital. Dondero is the President and a director of Strand; Dondero may be deemed to beneficially own shares owned and/or held by and/or for the account of and/or benefit of Strand.

(4)	Based on information contained in a Schedule 13D filed January 23, 2009 by Daniel Burstein and Samuel L. Schwerin on behalf of Millennium Technology Value Partners RCM LP. According to the Schedule 13D, Daniel Burstein and Samuel L. Schwerin each beneficially owned 1,969,880 shares of common stock, including 991,259 shares of common stock directly owned by Millennium RCM LP and 978,621 shares owned directly by Millennium LP. In addition, Samuel L. Schwerin is the direct beneficial owner of 110,909 shares for which he has sole dispositive and voting power.

(5)	Based on information contained in the Form 4 filed with the SEC on February 12, 2009 by Paul E. Freiman. We have no knowledge of any changes in Mr. Freiman’s holdings subsequent to that filing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549-2521. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You may also find the materials we file with the SEC on the “Investor Relations” section of our website at http://www.ntii.com. Information on our website is not incorporated by reference into, or made a part of, this proxy statement.

HOUSEHOLDING

The SEC has approved a rule allowing the Company to send a single copy of this proxy statement to any household at which two or more stockholders of the Company reside, if it believes that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both the Company and its stockholders as it reduces the volume of duplicate information received at a stockholder’s house and helps reduce the Company’s expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instruction forms.

Stockholders who have previously received a single set of disclosure documents may request their own copy this year or in future years by contacting their bank, broker or other nominee record holder. The Company will also deliver a separate copy of this proxy statement to any stockholder upon written request to Neurobiological Technologies, Inc., 2000 Powell Street, Suite 800, Emeryville, California 94608, Attn: Investor Relations, or upon oral request by calling (510) 595-6000.

Similarly, stockholders who have previously received multiple copies of disclosure documents may write to the address or call the phone number listed above to request delivery of a single copy of these materials in the future.

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have additional questions about the Special Meeting, you should contact:

Matthew M. Loar, Vice President and Chief Financial Officer
Neurobiological Technologies, Inc.
2000 Powell Street, Suite 800
Emeryville, California 94608
Telephone: (510) 595-6000

OTHER BUSINESS

We know of no other business to be presented at the Special Meeting. If any other business properly were to come before the Special Meeting, it is intended that the shares represented by proxies would be voted with respect thereto in accordance with the best judgment of the persons named in the accompanying form of proxy.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and delivered to you with this proxy statement. This proxy statement incorporates by reference our Annual Report to Stockholders on Form 10-K for the year ended June 30, 2009, which was filed with the SEC on August 31, 2009 and a copy of which is enclosed.

We will provide without charge to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents incorporated by reference herein and not otherwise delivered to such person (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed in writing to Neurobiological Technologies, Inc., 2000 Powell Street, Suite 800, Emeryville, California 94608, Attention: Matthew M. Loar, or by calling (510) 595-6000.

Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

William A. Fletcher
Acting Chief Executive Officer and Director

October [  ], 2009
Emeryville, California

APPENDIX A

Plan of Complete Liquidation and Dissolution of the Company

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
OF
NEUROBIOLOGICAL TECHNOLOGIES, INC.

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of Neurobiological Technologies, Inc., a Delaware corporation (the “Company”), in accordance with Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”) and Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the “Code”).

1. Approval.  At a meeting of the Board of Directors of the Company (the “Board”) held on August 27, 2009, the Board adopted this Plan and called a meeting (the “Meeting”) of the holders of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and the holders of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock,” and, together with the Common Stock, the “Capital Stock”) to consider the dissolution of the Company pursuant to the Plan. If stockholders holding a majority in voting power of the outstanding Capital Stock vote for the dissolution of the Company pursuant to this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting, or such later date on which the stockholders may approve the dissolution of the Company pursuant to the Plan if the Meeting is postponed or adjourned to a later date (the “Approval Date”). Notwithstanding anything to the contrary contained in this Plan, approval of the dissolution of the Company pursuant to this Plan by the holders of a majority in voting power of the outstanding Capital Stock shall constitute the approval of the Company’s stockholders of all of the terms and conditions of this Plan.

2. Certificate of Dissolution; Effective Date.  Subject to Section 15 hereof, on or promptly after the Approval Date, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL (the date of such filing hereinafter referred to as the “Effective Date”).

3. Cessation of Business Activities.  After the Effective Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan. No later than thirty days following the Effective Date, the Company shall file Form 966 with the Internal Revenue Service.

4. Continuing Employees and Consultants.  For the purpose of effecting the dissolution of the Company, winding up the Company’s affairs and implementing and completing this Plan, the Company shall hire or retain, in the absolute discretion of the Board, such employees, consultants, agents, advisors, liquidators, brokers, professionals and/or representatives as the Board deems necessary or desirable to supervise or facilitate the dissolution and winding up of the Company’s affairs.

5. Dissolution Process.  From and after the Effective Date, the Company (or any successor entity of the Company) shall proceed, in a timely manner as determined by the Board in its absolute discretion, to liquidate the Company in accordance with the procedures set forth in Sections 280 and 281(a) of the DGCL. In this respect, the Company shall follow the procedures set forth in Section 280 of the DGCL, and in conformity with the requirements of Section 281(a) of the DGCL:

(a) Shall pay the claims made and not rejected in accordance with Section 280(a) of the DGCL;

(b) Shall post the security offered and not rejected pursuant to Section 280(b)(2) of the DGCL;

(c) Shall post any security ordered by the Delaware Court of Chancery in any proceeding under Section 280(c) of the DGCL; and

(d) Shall pay or make provision for all other claims that are mature, known or uncontested or that have been finally determined to be owing by the Company.

Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed to the stockholders of the Company in accordance with the terms of the

Amended and Restated Certificate of incorporation, as amended (the “Charter”), of the Company; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to Section 280(a)(3) of the DGCL. In the absence of actual fraud, the judgment of the Board as to the provision made for the payment of all obligations under paragraph (d) of this Section shall be conclusive.

Notwithstanding anything contained herein to the contrary, the Company (or any successor entity of the Company) may opt to dissolve the Company in accordance with the procedures set forth in Section 281(b) of the DGCL.

6. Liquidating Trust.  If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders, as a final liquidating distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of the stockholders (the “Trustee”), under a liquidating trust (the “Trust”), all, or a portion, of the assets of the Company. If assets are transferred to the Trust, each stockholder shall receive an interest (an “Interest”) in the Trust pro rata to its interest in the assets of the Company on that date. All distributions from the Trust will be made pro rata in accordance with the Interests. The Interests shall not be transferable except by operation of law or upon death of the recipient. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders. Any such conveyance to the Trustees shall be in trust for the stockholders of the Company. The Company, as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Approval of the dissolution of the Company pursuant to this Plan by the holders of the requisite vote of the outstanding Capital Stock of the Company shall constitute the approval of the stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written. In the event the Board establishes such Trust, then the Trustee shall be deemed to have all of the powers of the Company under the Plan and shall be deemed to have the powers to act in the Board’s stead from and after the date of the Trustee’s appointment with respect to all matters upon which the Board is otherwise empowered to act under this Plan as if such powers and authority had been originally granted to the Trustee.

7. Cancellation of Stock.  The distribution to the Company’s stockholders pursuant to Section 5 hereof shall be in complete cancellation of all of the outstanding shares of stock of the Company. From and after the Effective Date, and subject to applicable law, each holder of shares of Capital Stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 5 hereof. As a condition to receipt of any distribution to the Company’s stockholders, the Board or the Trustee, in its absolute discretion, may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of stock to the Company or the Trustee, or (ii) furnish the Company or the Trustee with evidence satisfactory to the Board or the Trustee of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or the Trustee. The Company will close its stock transfer books and discontinue recording transfers of shares of stock of the Company on the date on which the Company files its Certificate of Dissolution under the DGCL, and thereafter certificates representing shares of stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

8. Conduct of the Company Following Approval of the Dissolution of the Company Pursuant to the Plan.  Under Delaware law, dissolution occurs upon the filing of the Certificate of Dissolution with the Secretary of State of the State of Delaware and upon the Certificate of Dissolution becoming effective in accordance with Section 103 of the DGCL. Section 278 of the DGCL provides that a dissolved corporation continues to exist for three years after the date of dissolution, or for such longer period as a court having jurisdiction over this Plan (a “Court”) shall in its discretion direct, for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business, dispose of and convey its remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. A corporation can continue to exist beyond such minimum three-year period, if ordered by a Court, and shall continue beyond such three-year period to the extent the Company is engaged in any pending action, suit or proceeding for the purpose of concluding such action, suit or proceeding. The powers of the Company’s directors continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the Company.

9. Absence of Appraisal Rights.  Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for their shares of Capital Stock in connection with the transactions contemplated by the Plan.

10. Abandoned Property.  If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered certificates evidencing the Capital Stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

11. Stockholder Consent to Sale of Assets.  Approval of the dissolution of the Company pursuant to this Plan by the holders of a majority in voting power of the outstanding shares of Capital Stock shall constitute the approval of the Company’s stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

12. Expenses of Dissolution.  In connection with and for the purpose of effecting the dissolution of the Company, winding up the Company’s affairs and implementing and assuring completion of this Plan, the Company or the Trustee may, in the absolute discretion of the Board or the Trustee, pay any brokerage, agency, professional and other fees and expenses of persons or entities rendering services to the Company in connection with the dissolution of the Company, the winding up of the Company’s affairs and the implementation and completion of this Plan including, without limitation, services rendered to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets. Approval of the dissolution of the Company pursuant to this Plan by the holders of a majority in voting power of the outstanding Capital Stock shall constitute the approval of the Company’s stockholders of the payment of any such fees and expenses.

13. Compensation.  In connection with and for the purpose of effecting the dissolution of the Company, winding up the Company’s affairs and implementing and assuring completion of this Plan, the Company or the Trustee may, in the absolute discretion of the Board or the Trustee, pay the Company’s officers, directors, employees, agents, consultants, professionals, representatives and advisors, or any of them, compensation, in money or other property, as salary, commission, severance, bonus or otherwise, for the efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the dissolution of the Company, the winding up of the Company’s affairs and/or the implementation and completion of this Plan. Approval of the dissolution of the Company pursuant to this Plan by the holders of a majority in voting power of the outstanding Capital Stock shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

14. Indemnification.  The Company shall continue to indemnify its officers, directors, employees, agents and Trustees in accordance with its Charter, Bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the Company’s dissolution, the implementation and completion of this Plan and the winding up of the affairs of the Company. The Board or the Trustee, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary or appropriate to cover the

Company’s obligation hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.

15. Modification or Abandonment of the Plan.  Notwithstanding approval of the dissolution of the Company pursuant to this Plan, by the stockholders of the Company, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

16. Authorization.  The Board is hereby authorized, without further action by, or notice to, the Company’s stockholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to dissolve the Company, wind up the affairs of the Company and implement and complete this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs. Approval of the dissolution of the Company pursuant to this Plan by the holders of a majority in voting power of the outstanding Capital Stock shall constitute the approval of the Company’s stockholders of all such acts and of the execution, delivery and/or adoption of all such agreements, resolutions, conveyances, certificates and other documents of every kind.

APPENDIX B

Certificate of Amendment to the Company’s Charter

B-1

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
NEUROBIOLOGICAL TECHNOLOGIES, INC.

It is hereby certified that:

1. The name of the corporation is Neurobiological Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Company”).

2. The Amended and Restated Certificate of Incorporation of the Company is hereby amended by striking out Article V(a)(5) thereof in its entirety and by substituting in lieu of said provision the following new language:

“5. Redemption Rights.  The Board of Directors, at its discretion, shall be authorized to redeem any and all shares of Series A Preferred pursuant to this Article V(a)(5) at any time. The Board of Directors shall be entitled to redeem any and all shares of Series A Preferred by delivering to the holder of Series A Preferred a notice of redemption hereunder, and from and after the date of giving such notice (the “Redemption Date”), the shares called for redemption (each, a “Redeemed Share”) shall cease to be outstanding, shall not be transferred on the books of the Corporation, and the holder thereof shall cease to be entitled to dividends, voting rights and all other rights with respect to each Redeemed Share, excepting only the right to receive payment by the Corporation of the redemption price for such shares as set forth below. The redemption price for each Redeemed Share shall be $0.50 (the “Redemption Price”). The Redemption Price for each Redeemed Share shall be payable to the holder thereof in cash after the holder has surrendered the Redeemed Share to the Corporation for redemption.”

3. The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed by its duly authorized person this   day of          , 2009.

Matthew M. Loar
Vice President and Chief Financial Officer

NEUROBIOLOGICAL TECHNOLOGIES, INC.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints William A. Fletcher and Matthew M. Loar proxies, and hereby authorizes each of them to represent and vote as designated on the other side (each with the power to act without the other and with the power of substitution), all the shares of stock of Neurobiological Technologies, Inc. (the “Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held on November 6, 2009 or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner you direct. If no direction is made, your proxy will be voted FOR the proposals described in the enclosed proxy statement and in the discretion of the proxy holders on all other matters that may come before the meeting.
(Continued, and to be marked, dated and signed, on the other side)

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED PROXY.

Please mark
your votes
as indicated ☑

ITEM 1 —	Approval of the voluntary dissolution and liquidation of the Company pursuant to a Plan of Complete Liquidation and Dissolution, in substantially the form attached to the accompanying proxy statement as Appendix A.

FOR	☐
ABSTAIN	☐
AGAINST	☐

ITEM 2 —	Approval of amendment of the Certificate of Incorporation to authorize the redemption of the Series A Preferred Stock, in the form attached to the accompanying proxy statement as Appendix B.

FOR	☐
ABSTAIN	☐
AGAINST	☐

ITEM 3 —	Approval of the adjournment of the Special Meeting to another date, time or place, if necessary, for the purpose of soliciting additional proxies to vote in favor of the foregoing proposals if there are not sufficient votes at the Special Meeting to approve those proposals.

FOR	☐
ABSTAIN	☐
AGAINST	☐
and to vote at the discretion of the proxy holders with respect to any other matter that may properly come before the meeting.

Signature(s)	Dated , 2009

Please date and sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.